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                                                                     EXHIBIT 4.4


                  PLATINUM UNDERWRITERS HOLDINGS, LTD.

                                       AND

                              JPMORGAN CHASE BANK,

                           AS PURCHASE CONTRACT AGENT







                       FORM OF PURCHASE CONTRACT AGREEMENT





                               DATED AS OF  , 2002




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                                TABLE OF CONTENTS
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                                    ARTICLE I
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 1.1 Definitions................................................1
SECTION 1.2 Compliance Certificates and Opinions......................15
SECTION 1.3 Form of Documents Delivered to Agent......................16
SECTION 1.4 Acts of Holders; Record Dates.............................16
SECTION 1.5 Notices...................................................18
SECTION 1.6 Notice to Holders; Waiver.................................19
SECTION 1.7 Effect of Headings and Table of Contents..................19
SECTION 1.8 Successors and Assigns....................................19
SECTION 1.9 Separability Clause.......................................19
SECTION 1.10 Benefits of Agreement....................................19
SECTION 1.11 Governing Law............................................20
SECTION 1.12 Legal Holidays...........................................20
SECTION 1.13 Counterparts.............................................20
SECTION 1.14 Inspection of Agreement..................................21
SECTION 1.15 Appointment of Financial Institution as Agent for the
               Company................................................21
SECTION 1.16 No Waiver................................................21

                                   ARTICLE II
                                CERTIFICATE FORMS

SECTION 2.1 Forms of Certificates Generally...........................21
SECTION 2.2 Form of Agent's Certificate of Authentication.............22

                                   ARTICLE III
                                    THE UNITS

SECTION 3.1 Title and Terms; Denominations............................23
SECTION 3.2 Rights and Obligations Evidenced by the Certificates......23
SECTION 3.3 Execution, Authentication, Delivery and Dating............24
SECTION 3.4 Temporary Certificates....................................25
SECTION 3.5 Registration; Registration of Transfer and Exchange.......25
SECTION 3.6 Book-Entry Interests......................................27
SECTION 3.7 Notices to Holders........................................28
SECTION 3.8 Appointment of Successor Clearing Agency..................28
SECTION 3.9 Definitive Certificates...................................28
SECTION 3.10 Mutilated, Destroyed, Lost and Stolen Certificates.......29
SECTION 3.11 Persons Deemed Owners....................................30


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SECTION 3.12 Cancellation.............................................30
SECTION 3.13 Establishment of Stripped Units..........................31
SECTION 3.14 Reestablishment of Normal Units..........................33
SECTION 3.15 Transfer of Collateral upon Occurrence of Termination
               Event..................................................34
SECTION 3.16 No Consent to Assumption.................................34
SECTION 3.17 CUSIP Numbers............................................35

                                   ARTICLE IV
                                    THE NOTES

SECTION 4.1 Payment of Interest; Rights to Interest Payments Preserved;
               Notice.................................................35
SECTION 4.2 Notice and Voting.........................................36
SECTION 4.3 Tax Event Redemption......................................36
SECTION 4.4 Consent to Treatment for Tax Purposes.....................37

                               ARTICLE V
                THE PURCHASE CONTRACTS; THE REMARKETING

SECTION 5.1 Purchase of Common Shares.................................37
SECTION 5.2 Contract Adjustment Payments..............................39
SECTION 5.3 Deferral of Contract Adjustment Payments..................45
SECTION 5.4 Payment of Purchase Price; Remarketing....................47
SECTION 5.5 Issuance of Common Shares.................................52
SECTION 5.6 Adjustment of Settlement Rate.............................53
SECTION 5.7 Notice of Adjustments and Certain Other Events............60
SECTION 5.8 Termination Event; Notice.................................61
SECTION 5.9 Early Settlement..........................................61
SECTION 5.10 Early Settlement Upon Cash Merger........................63
SECTION 5.11 Charges and Taxes........................................65
SECTION 5.12 No Fractional Shares.....................................65

                                   ARTICLE VI
                                    REMEDIES

SECTION 6.1 Unconditional Right of Holders to Receive Purchase Contract
               Adjustment Payments and Purchase Common Shares.........66
SECTION 6.2 Restoration of Rights and Remedies........................66
SECTION 6.3 Rights and Remedies Cumulative............................66
SECTION 6.4 Delay or Omission Not Waiver..............................67
SECTION 6.5 Undertaking for Costs.....................................67
SECTION 6.6 Waiver of Stay or Extension Laws..........................67

                                   ARTICLE VII
                                    THE AGENT

SECTION 7.1 Certain Duties and Responsibilities.......................68


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SECTION 7.2 Notice of Default.........................................69
SECTION 7.3 Certain Rights of Agent...................................69
SECTION 7.4 Not Responsible for Recitals or Issuance of Units.........70
SECTION 7.5 May Hold Units............................................70
SECTION 7.6 Money Held in Custody.....................................70
SECTION 7.7 Compensation and Reimbursement............................70
SECTION 7.8 Corporate Agent Required; Eligibility.....................71
SECTION 7.9 Resignation and Removal; Appointment of Successor.........71
SECTION 7.10 Acceptance of Appointment by Successor...................73
SECTION 7.11 Merger, Conversion, Consolidation or Succession to
               Business...............................................73
SECTION 7.12 Preservation of Information; Communications to Holders...74
SECTION 7.13 No Obligations of Agent..................................74
SECTION 7.14 Tax Compliance...........................................74

                                  ARTICLE VIII
                             SUPPLEMENTAL AGREEMENTS

SECTION 8.1 Supplemental Agreements Without Consent of Holders........75
SECTION 8.2 Supplemental Agreements with Consent of Holders...........75
SECTION 8.3 Execution of Supplemental Agreements......................77
SECTION 8.4 Effect of Supplemental Agreements.........................77
SECTION 8.5 Reference to Supplemental Agreements......................77

                               ARTICLE IX
               CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 9.1 Covenant Not to Merge, Consolidate, Sell or Convey Property
               Except Under Certain Conditions........................77
SECTION 9.2 Rights and Duties of Successor Corporation................78
SECTION 9.3 Opinion of Counsel Given to Agent.........................78

                                    ARTICLE X
                                    COVENANTS

SECTION 10.1 Performance Under Purchase Contracts.....................79
SECTION 10.2 Maintenance of Office or Agency..........................79
SECTION 10.3 Company to Reserve Common Shares.........................79
SECTION 10.4 Covenants as to Common Shares............................79

EXHIBITS

EXHIBIT A...Form of Normal Units Certificate
EXHIBIT B...Form of Stripped Units Certificate
EXHIBIT C...Instruction from Purchase Contract Agent to Collateral Agent
EXHIBIT D...Instruction to Purchase Contract Agent
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                                      iii
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            PURCHASE CONTRACT AGREEMENT, dated as of -, 2002, between Platinum
Underwriters Holdings, Ltd., a Bermuda corporation (the "Company"), and JPMorgan Chase Bank, a New York banking corporation, acting as purchase contract agent and attorney-in-fact for the Holders of Units from time to time (the "Agent").

                                    RECITALS

            The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Units.

            All things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute this Agreement a valid agreement of the Company, in accordance with its terms, have been done.

                                   WITNESSETH:

            For and in consideration of the premises and the purchase of the Units by the Holders thereof, it is mutually agreed as follows:

                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

            SECTION 1.1 DEFINITIONS.

            For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

            (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

            (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and


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            (d)   the following terms have the meanings given to them in this
      Section 1.1(d):

            "Act" when used with respect to any Holder, has the meaning specified in Section 1.4(a).

            "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

            "Agent" means the Person named as the "Agent" in the first paragraph of this agreement until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Agent" shall mean such Person.

            "Agent-purchased Treasury Consideration" has the meaning specified in Section 5.4(b)(i).

            "Agreement" means this agreement as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

            "Applicable Market Value" has the meaning specified in Section
      5.1(c).

            "Applicants" has the meaning specified in Section 7.12(b).

            "Bankruptcy Code" means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

            "Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

            "Board of Directors" means either the Board of Directors of the Company or the Executive Committee of such Board or any other committee of such Board duly authorized to act generally or in any particular respect for the Board hereunder.

            "Board Resolution" means (i) a copy of a resolution certified by the Secretary or the Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, (ii) a copy of a unanimous written consent of the Board of Directors or (iii) a certificate signed by the authorized officer or officers to whom the Board of Directors has delegated its authority, and in each case, delivered to the Agent.


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            "Book-Entry Interest" means a beneficial interest in a Global
      Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 3.6.

            "Business Day" means any day that is not a Saturday, Sunday or day on which banking institutions and trust companies in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to close.

            "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) corporate stock or similar interests in other types of entities.

            "Cash Merger" has the meaning set forth in Section 5.10(a).

            "Cash Merger Date" means the date on which a Cash Merger is consummated.

            "Cash Settlement" has the meaning set forth in Section 5.4(a).

            "Certificate" means a Normal Units Certificate or a Stripped Units Certificate.

            "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Units and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book-entry transfers and pledges of the Units.

            "Clearing Agency Participant" means a broker, dealer, bank, trust company, clearing corporation, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Closing Price" has the meaning specified in Section 5.1(c).

            "Collateral" has the meaning specified in Section 2.1(a) of the Pledge Agreement.

            "Collateral Agent" means State Street Bank, a -, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.


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            "Collateral Substitution" has the meaning specified in Section
      3.13(a).

            "Common Shares" means the Common Shares, par value $0.01 per share, of the Company.

            "Company" means the Person named as the "Company" in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor.

            "Constituent Person" has the meaning specified in Section 5.6(b).

            "Contract Adjustment Payments" means, in the case of Normal Units and Stripped Units, the amount payable by the Company in respect of each Purchase Contract constituting a part of such Unit, which amount shall be equal to [ ]% per year of the Stated Amount, in each case computed (i) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full quarterly period, on the basis of a 30-day month, and for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month, plus any Deferred Contract Adjustment Payments accrued pursuant to Section 5.3.

            "Corporate Trust Office" means the corporate trust office of the Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services.

            "Coupon Rate" means the percentage rate per annum at which each Note will bear interest initially.

            "Current Market Price" has the meaning specified in Section
      5.6(a)(8).

            "Custodial Agent" means State Street Bank, a -, as Custodial Agent under the Pledge Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Custodial Agent" shall mean the Person who is then the Custodial Agent thereunder.

            "Default" means a default by the Company in any of its obligations under this Agreement.

            "Deferred Contract Adjustment Payments" has the meaning specified in
      Section 5.3(a).

            "Depositary" means, initially, DTC, until another Clearing Agency becomes its successor.


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            "DTC" means The Depository Trust Company, the initial
      Clearing Agency.

            "Early Settlement" has the meaning specified in Section 5.9(a).

            "Early Settlement Amount" has the meaning specified in Section
      5.9(a).

            "Early Settlement Date" has the meaning specified in Section 5.9(a).

            "Early Settlement Rate" has the meaning specified in Section 5.9(b).

            "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

            "Expiration Date" has the meaning specified in Section 1.4(f).

            "Expiration Time" has the meaning specified in Section 5.6(a)(6).

            "Failed Remarketing" has the meaning specified in Section
      5.4(b)(ii).

            "Fair Market Value" with respect to securities distributed in a Spin-Off means (a) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of such securities, the initial public offering price of those securities and (b) in the case of any other Spin-Off, (i) the average of the Sale Price of those securities over the first ten Trading Days after the effective date of such Spin-Off or (ii) if the Sale Price is required to be defined without regard to the price on any Trading Days, the Sale Price as of the effective date of such Spin-Off.

            "Global Certificate" means a Certificate that evidences all or part of the Units and is registered in the name of a Depositary or a nominee thereof.

            "Holder" means the Person in whose name the Unit evidenced by a Normal Units Certificate and/or a Stripped Units Certificate is registered in the related Normal Units Register and/or the Stripped Units Register, as the case may be.

            "Indenture" means the Indenture, dated as of -, 2002, among Platinum Underwriters Finance, Inc., the Company and the Trustee pursuant to which the Notes are to be issued, as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof and shall include the terms of a particular series established as contemplated thereof.


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            "Initial Public Offering" with respect to a Spin-Off means the first time securities of the same class or type as the securities being distributed in such Spin-Off are bona fide offered to the public for cash.

            "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or other officer performing similar functions) of the Company and delivered to the Agent.

            "Last Failed Remarketing" has the meaning specified in Section 5.4(b)(ii).

            "Merger Early Settlement" has the meaning specified in Section 5.10(a).

            "Merger Early Settlement Amount" has the meaning specified in
      Section 5.10(b).

            "Merger Early Settlement Date" has the meaning specified in Section 5.10(a)(i).

            "Non-electing Share" has the meaning specified in Section 5.6(b).

            "Normal Unit" means the collective rights and obligations of a Holder of a Normal Units Certificate in respect of a 1/40 undivided beneficial interest in a Note or the appropriate Treasury Consideration, as the case may be, subject in each case to the Pledge thereof, and the related Purchase Contract.

            "Normal Units Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Normal Units specified on such certificate, substantially in the form of Exhibit A hereto.

            "Normal Units Register" and "Normal Units Registrar" have the respective meanings specified in Section 3.5(a).

            "Notes" means the -% Senior Notes due - 2007 of Platinum Underwriters Finance, Inc. issued under the Indenture and guaranteed by the Company.

            "NYSE" has the meaning specified in Section 5.1(c).

            "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the President or any Vice-President, and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or other officer performing similar functions) of the Company and delivered to the Agent.


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            "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or an Affiliate and who shall be reasonably acceptable to the Agent.

            "Opt-out Treasury Consideration" has the meaning specified in
      Section 5.4(b)(iv).

            "Outstanding Units" means, as of the date of determination, all Normal Units or Stripped Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

(i) If a Termination Event has occurred, (A) Stripped Units and (B) Normal Units for which the related Notes or the appropriate Treasury Consideration, as the case may be, has been theretofore deposited with the Agent in trust for the Holders of such Normal Units;

(ii) Normal Units and Stripped Units evidenced by Certificates theretofore cancelled by the Agent or delivered to the Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

(iii) Normal Units and Stripped Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Certificate is held by a bona fide purchaser in whose hands the Normal Units or Stripped Units evidenced by such Certificate are valid obligations of the Company;

      provided, that in determining whether the Holders of the requisite number of the Normal Units or Stripped Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Normal Units or Stripped Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Normal Units or Stripped Units which a Responsible Officer of the Agent knows to be so owned shall be so disregarded. Normal Units or Stripped Units so owned which have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Normal Units or Stripped Units and that the pledgee is not the Company or any Affiliate of the Company.

            "Payment Date" means each -, -, - and -, commencing -, 2002.


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            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Platinum Underwriters Finance" means Platinum Underwriters Finance, Inc., a Delaware corporation.

            "Pledge" means the pledge under the Pledge Agreement of the Notes, the Treasury Securities or the appropriate Treasury Consideration, in each case constituting a part of the Units, property, cash, securities, financial assets and security entitlements of the Collateral Account (as defined in the Pledge Agreement) and any proceeds of any of the foregoing.

            "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, by and among the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Units.

            "Pledged Notes" has the meaning set forth in Section 2.1(c) of the Pledge Agreement.

            "Pledged Treasury Consideration" has the meaning set forth in
      Section 2.1(c) of the Pledge Agreement.

            "Pledged Treasury Securities" has the meaning set forth in Section 2.1(c) of the Pledge Agreement.

            "Predecessor Certificate" means a Predecessor Normal Units Certificate or a Predecessor Stripped Units Certificate.

            "Predecessor Normal Units Certificate" of any particular Normal Units Certificate means every previous Normal Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Normal Units evidenced thereby; and, for the purposes of this definition, any Normal Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Normal Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Normal Units Certificate.

            "Predecessor Stripped Units Certificate" of any particular Stripped Units Certificate means every previous Stripped Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Stripped Units evidenced thereby; and, for the purposes of this definition, any Stripped Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Stripped Units


                                       8
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      Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Stripped Units Certificate.

            "Purchase Contract," when used with respect to any Unit, means the contract forming a part of such Unit and obligating the Company to sell and the Holder of such Unit to purchase Common Shares on the terms and subject to the conditions set forth in Article Five.

            "Purchase Contract Settlement Fund" has the meaning specified in
      Section 5.5.

            "Purchase Price" has the meaning specified in Section 5.1(a).

            "Purchased Shares" has the meaning specified in Section 5.6(a)(6).

            "Quotation Agent" means each of _____________ and _____________ or any of their respective successors or any other primary U.S. government securities dealer in New York City selected by the Company.

            "Record Date" for the payment of a distribution payable on any Payment Date means, as to any Global Certificate, the Business Day next preceding such Payment Date, and as to any other Certificate, the 15th calendar day preceding such Payment Date.

            "Redemption Amount" means, for each Note, the product of (i) the principal amount of such Note and (ii) a fraction whose numerator is the applicable Treasury Portfolio Purchase Price and whose denominator is the applicable Tax Event Redemption Principal Amount.

            "Redemption Price" means the redemption price per Note equal to the Redemption Amount plus any interest on such Note accrued and unpaid as of the interest Payment Date, if any, preceding the Tax Event Redemption Date.

            "Register" means the Normal Units Register and the Stripped Units Register, as applicable.

            "Registrar" means the Normal Units Registrar and the Stripped Units Registrar, as applicable.

            "Remarketing Agent" has the meaning specified in Section 5.4(b)(i).

            "Remarketing Agreement" means the Remarketing Agreement to be entered into by and among the Company, Platinum Underwriters Finance, the Remarketing Agent and the Agent.


                                       9
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            "Remarketing Date" means the third Business Day preceding -, 2005.

            "Remarketing Fee" has the meaning specified in Section 5.4(b)(i).

            "Remarketing Period" means each of (i) the three Business Day period beginning on the Remarketing Date and ending after the two immediately following Business Days; (ii) the three Business Day period immediately preceding -, 2005; and (iii) the third Business Day immediately preceding the Share Purchase Date.

            "Remarketing Rate" means the percentage rate per year at which each Note will bear interest on and following the Reset Date.

            "Remarketing Value" means the sum of

                  (i) the value at the Remarketing Date or any Subsequent Remarketing Date, as the case may be, of U.S. Treasury securities that will pay, on or prior to the Share Purchase Date, an amount of cash equal to the aggregate interest payments that are scheduled to be payable on that date, on (1) the Notes which are included in Normal Units and (2) the Separate Notes, in each case, which are participating in the remarketing, assuming for that purpose, even if not true, that the interest rate on the Notes is equal to the Coupon Rate, and

                  (ii) the value at the Remarketing Date or any Subsequent Remarketing Date, as the case may be, of U.S. Treasury securities that will pay, on or prior to the Share Purchase Date, an amount of cash equal to the aggregate Stated Amount of (1) such Notes that are included in Normal Units and (2) the Separate Notes, in each case, which are participating in the remarketing;

      provided that for purposes of clauses (i) and (ii) above, the Remarketing Value shall be calculated on the assumptions that (x) the U.S. Treasury securities are highly liquid and mature on or within 35 days prior to the Share Purchase Date, as determined in good faith by the Remarketing Agent in a manner intended to minimize the cash value of the U.S. Treasury securities, and (y) the U.S. Treasury securities are valued based on the ask-side price of such U.S. Treasury securities at a time between 9:00 a.m. and 11:00 a.m., New York City time, selected by the Remarketing Agent, on the Remarketing Date or any Subsequent Remarketing Date, as the case may be, as determined on a third-day settlement basis by a reasonable and customary means selected in good faith by the Remarketing Agent, plus accrued interest to that date.

            "Reorganization Event" has the meaning specified in Section 5.6(b).


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            "Reset Date" means the date following the Remarketing Date or a subsequent Remarketing Date, as applicable, on which the trades in a successful remarketing of the Notes, pursuant to the provisions of Section 5.4, settle.

            "Responsible Officer" means, when used with respect to the Agent, any officer within the Institutional Trust Services unit of the Agent (or any successor unit or department of the Agent) located at the Corporate Trust Office of the Agent who has direct responsibility for the administration of this Agreement and, for the purposes of Section 7.1(b)(2), shall also include any officer of the Agent to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

            "Sale Price" of any securities distributed in a Spin-Off on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such Trading Day as reported in composite transactions for the principal U.S. securities exchange on which such securities are traded or, if such securities are not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq Stock Market, or if such securities are not so reported, the last quoted bid price for such securities in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such securities on such date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

            "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

            "Securities Intermediary" means State Street Bank, a - corporation, in its capacity as Securities Intermediary under the Pledge Agreement, together with its successors in such capacity.

            "Senior Indebtedness" means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is in parity or subordinate in right of payment to the Contract Adjustment Payments.

            "Separate Notes" has the meaning set forth in the Pledge Agreement.

            "Settlement Date" means any Early Settlement Date or Merger Early Settlement Date or the Share Purchase Date.

            "Settlement Rate" has the meaning specified in Section 5.1(a).

            "Share Purchase Date" means -, 2005.

            "Spin-Off" means a dividend or other distribution on the Common Shares of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company.

            "Stated Amount" means, with respect to any one Normal Unit or Stripped Unit, $25, and with respect to any one Note, $1,000.

            "Stripped Unit" means the collective rights and obligations of a Holder of a Stripped Units Certificate in respect of a 1/40 undivided beneficial interest in a Treasury Security, subject to the Pledge thereof, and the related Purchase Contract.

            "Stripped Units Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Stripped Units specified on such certificate, substantially in the form of Exhibit B hereto.

            "Stripped Units Register" and "Stripped Units Registrar" have the respective meanings specified in Section 3.5(a).

            "Subsequent Remarketing" has the meaning specified in Section 5.4(b)(ii).

            "Subsequent Remarketing Date" means any date on which the Remarketing Agent attempts a Subsequent Remarketing in accordance with
      Section 5.4 hereof, such date in no event to be later than the three Business Days immediately preceding the Share Purchase Date.

            "Tax Event" means the receipt by the Company of an opinion of a nationally recognized tax counsel experienced in such matters, which may be Sullivan & Cromwell, to the effect that there is more than an insubstantial risk that interest payable by Platinum Underwriters Finance on the Notes on the next Payment Date will not be deductible, in whole or in part, by Platinum Underwriters Finance for United States federal income tax purposes, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an official interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any official interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on _________, 2002, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after __________, 2002.

            "Tax Event Redemption" means, if a Tax Event shall occur and be continuing, the redemption of the Notes, at the option of Platinum Underwriters

      Finance, in whole but not in part, on not less than 30 days nor more than 60 days' prior written notice.

            "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

            "Tax Event Redemption Principal Amount" means (i) in the case of a Tax Event Redemption Date occurring prior to a successful remarketing of the Notes pursuant to Section 5.4 hereof, the aggregate principal amount of Notes included in Normal Units outstanding on such date, and (ii) in the case of a Tax Event Redemption Date occurring after either a successful remarketing of the Notes pursuant to Section 5.4 hereof or the Share Purchase Date, the aggregate principal amount of the Notes outstanding on such date.

            "Tax Event Redemption Treasury Consideration" means, with respect to a Normal Unit and the U.S. Treasury securities in the Treasury Portfolio,
      (A) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in such Treasury Portfolio which matures on or prior to , 2005 and (B) for each scheduled interest Payment Date on the Notes that occurs after the Tax Event Redemption Date and on or before the Share Purchase Date a -% undivided beneficial ownership interest in a $1,000 principal or interest of a principal or interest strip in a U.S. Treasury security included in the Treasury Portfolio that matures on or prior to that interest Payment Date.

            "Termination Date" means the date, if any, on which a Termination Event occurs.

            "Termination Event" means the occurrence of any of the following events:

                  (i) at any time on or prior to the Share Purchase Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code or any other similar federal or state law, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Share Purchase Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

                  (ii) at any time on or prior to the Share Purchase Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Share Purchase

            Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or

                  (iii) at any time on or prior to the Share Purchase Date, the
            Company shall file a petition for relief under the Bankruptcy Code or any other similar federal or state law, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

            "Threshold Appreciation Price" has the meaning specified in Section 5.1(a).

            "TIA" means the Trust Indenture Act of 1939, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

            "Trading Day" has the meaning specified in Section 5.1(c).

            "Treasury Consideration" means the Agent-purchased Treasury Consideration, the Opt-out Treasury Consideration or the Tax Event Redemption Treasury Consideration.

            "Treasury Portfolio" means: (i) if a Tax Event Redemption occurs prior to a successful remarketing of the Notes pursuant to the provisions of Section 5.4 hereof, a portfolio of (A) zero-coupon U.S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities that mature on or prior to the Share Purchase Date in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (B) with respect to each scheduled interest Payment Date on the Notes that occurs after the Tax Event Redemption Date and on or before the Share Purchase Date, interest or principal strips of U.S. Treasury securities that mature on or prior to such interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount on such date if the interest rate of the Notes were not reset on the Reset Date, and (ii) solely for purposes of determining the Treasury Portfolio Purchase Price in the case of a Tax Event Redemption Date occurring after either of a successful remarketing of the Notes or the Share Purchase Date, a portfolio of (A) zero-coupon U.S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities that mature on or prior to -, 2007 in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (B) with respect to each scheduled interest Payment Date on the Notes that occurs after the Tax Event Redemption

      Date and on or before -, 2007, interest or principal strips of U.S. Treasury securities that mature on or prior to such interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount.

            "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

            "Treasury Security" means a zero-coupon U.S. Treasury security (CUSIP Number -) maturing on -, 2005 that will pay $1,000 on such maturity date.

            "Trustee" means JPMorgan Chase Bank, a New York banking corporation, as trustee under the Indenture and the First Supplemental Indenture, or any successor thereto.

            "Underwriting Agreement" means the Underwriting Agreement relating to the Units dated -, 2002 among the Company, Platinum Underwriters Finance, Inc. and the underwriters named therein.

            "Unit" means a Normal Unit or a Stripped Unit.

            "Vice-President" means any vice-president, whether or not designated by a number or a word or words added before or after the title "vice-president."

            SECTION 1.2 COMPLIANCE CERTIFICATES AND OPINIONS.

            Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action under any provision of this Agreement, the Company shall furnish to the Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

            (a) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of such individual based on his or her knowledge, such condition or covenant has been complied with.

            SECTION 1.3 FORM OF DOCUMENTS DELIVERED TO AGENT.

            (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            (b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

            SECTION 1.4 ACTS OF HOLDERS; RECORD DATES.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Agent deems sufficient.

            (c) The ownership of Units shall be proved by the Normal Units Register or the Stripped Units Register, as the case may be.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

            (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Units. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Normal Units and the Outstanding Stripped Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Normal Units or the Stripped Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Units in the manner set forth in Section 1.6.

            (f) With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Units in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

            SECTION 1.5 NOTICES.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

            (a) the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing next day delivery, addressed to and received by the Agent at JPMorgan Chase Bank, Attention: Institutional Trust Services, telecopy: (212) 946-8154, or at any other address furnished in writing by the Agent to the Holders and the Company; or

            (b) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing at least second day delivery, addressed to and received by the Company at Platinum Underwriters Holdings, Ltd. ?,
      Attention: ?, telecopy: ?, or at any other address furnished in writing to the Agent by the Company; or

            (c) the Collateral Agent by the Agent, the Company or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing next day delivery, addressed to and received by the Collateral Agent at ?, Attention: ?, telecopy: (212) ?, or at any other address furnished in writing by the Collateral Agent to the Agent, the Company and the Holders; or

            (d) the Trustee by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing next day delivery, addressed to and received by the Trustee at JPMorgan Chase Bank, Attention: Institutional Trust Services, telecopy: (212) 946-8154, or at any other address furnished in writing by the Trustee to the Company.

            SECTION 1.6 NOTICE TO HOLDERS; WAIVER.

            (a) Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            (b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

            SECTION 1.7 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 1.8 SUCCESSORS AND ASSIGNS.

            All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

            SECTION 1.9 SEPARABILITY CLAUSE.

            In case any provision in this Agreement or in the securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

            SECTION 1.10 BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Certificates by their acceptance of delivery of such Certificates.

            SECTION 1.11 GOVERNING LAW.

            This Agreement and the Units shall be governed by and construed in accordance with the laws of the State of New York.

            SECTION 1.12 LEGAL HOLIDAYS.

            (a) In any case where any Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or the Normal Units Certificates) payments on the Units shall not be made on such date, but such payments shall be made on the next succeeding day which is a Business Day with the same force and effect as if made on such Payment Date, provided that no interest shall accrue or be payable by the Company in respect of such payment for the period from and after any such Payment Date, except that if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Payment Date.

            (b) If any date on which Contract Adjustment Payments are to be made on the Purchase Contracts is not a Business Day, then payment of the Contract Adjustment Payments payable on that date will be made on the next succeeding day which is a Business Day, and no interest or additional payment will be paid in respect of the delay. However, if that Business Day is in the next succeeding calendar year, the payment will be made on the immediately preceding Business Day with the same force and effect as if made on that Payment Date.

            (c) In any case where the Share Purchase Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or the Certificates), the Purchase Contracts shall not be performed on such date, but the Purchase Contracts shall be performed on the next succeeding day which is a Business Day with the same force and effect as if performed on the Share Purchase Date.

            SECTION 1.13 COUNTERPARTS.

            This Agreement may be executed in any number of counterparts by the parties hereto, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

            SECTION 1.14 INSPECTION OF AGREEMENT.

            A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder.

            SECTION 1.15 APPOINTMENT OF FINANCIAL INSTITUTION AS AGENT FOR THE COMPANY.

            The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.5 hereof. Any such appointment shall not relieve the Company in any way from its obligation hereunder.

            SECTION 1.16 NO WAIVER.

            No failure on the part of the Company, the Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any further exercise thereof or the exercise of any right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                                   ARTICLE II

                                CERTIFICATE FORMS

            SECTION 2.1 FORMS OF CERTIFICATES GENERALLY.

            (a) The Normal Units Certificates (including the form of Purchase Contract forming part of the Normal Units evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange or quotation system on which the Normal Units are listed or quoted for trading or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Normal Units Certificates, as evidenced by their execution of the Normal Units Certificates.

            (b) The definitive Normal Units Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Normal Units Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

            (c) The Stripped Units Certificates (including the form of Purchase Contracts forming part of the Stripped Units evidenced thereby) shall be in substantially the form set forth in Exhibit B hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange or the quotation system on which the Stripped Units may be listed or quoted for trading or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Stripped Units Certificates, as evidenced by their execution of the Stripped Units Certificates.

            (d) The definitive Stripped Units Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Stripped Units Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

            (e) Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

            "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED ON THE REVERSE HEREOF) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT."

Unless this Certificate is presented by an authorized representative of the Depositary Trust Company (55 Water Street, New York, New York) to the Company or its agent.

            SECTION 2.2 FORM OF AGENT'S CERTIFICATE OF AUTHENTICATION.

            (a) The form of the Agent's certificate of authentication of the Normal Units shall be in substantially the form set forth on the form of the Normal Units Certificates.

            (b) The form of the Agent's certificate of authentication of the Stripped Units shall be in substantially the form set forth on the form of the Stripped Units Certificates.

                                  ARTICLE III

                                    THE UNITS

            SECTION 3.1 TITLE AND TERMS; DENOMINATIONS.

            (a) The aggregate number of Normal Units and Stripped Units, if any, evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 5,000,000 (5,750,000 if the underwriters' option to purchase additional Normal Units pursuant to the Underwriting Agreement is exercised in full), except for Certificates authenticated, executed on behalf of the Holder and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.4, 3.5, 3.10, 3.13, 3.14, 5.9, 5.10 or 8.5.

            (b) The Certificates shall be issuable only in registered form and only in denominations of a single Unit and any integral multiple thereof.

            SECTION 3.2 RIGHTS AND OBLIGATIONS EVIDENCED BY THE CERTIFICATES.

            (a) Each Normal Units Certificate shall evidence the number of Normal Units specified therein, with each such Normal Unit representing the ownership by the Holder thereof of a 1/40 undivided beneficial interest in a Note or the appropriate Treasury Consideration, as the case may be, subject to the Pledge of such interest in the Note or the Treasury Consideration, as the case may be, by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder of each Normal Unit shall pledge, pursuant to the Pledge Agreement, the interest in the Note or the Treasury Consideration forming a part of such Normal Unit, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holder in such interest in the Note or Treasury Consideration for the benefit of the Company, to secure the obligation of such Holder under the related Purchase Contract to purchase the Common Shares of the Company. Prior to the purchase of Common Shares under each Purchase Contract, such Purchase Contract shall not entitle the Holder of the related Normal Units Certificates to any of the rights of a holder of Common Shares, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

            (b) Each Stripped Units Certificate shall evidence the number of Stripped Units specified therein, with each such Stripped Unit representing the ownership by the Holder thereof of a 1/40 undivided beneficial interest in a Treasury Security, subject to the Pledge of such interest in such Treasury Security by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. Prior to the purchase of Common Shares under each Purchase Contract, such Purchase Contract shall not entitle the Holder of the related Stripped Units Certificates to any of the rights of a holder of Common Shares, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

            SECTION 3.3 EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

            (a) Subject to the provisions of Sections 3.13 and 3.14, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

            (b) The Certificates shall be executed on behalf of the Company by the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or other officer performing similar functions) of the Company and delivered to the Agent. The signature of any of these officers on the Certificates may be manual or facsimile.

            (c) Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

            (d) No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Agent, as such Holder's attorney-in-fact.

      Such signature by an authorized officer of the Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contract or Purchase Contracts evidenced by such Certificate.

            (e) Each Certificate shall be dated the date of its authentication.

            (f) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

            SECTION 3.4 TEMPORARY CERTIFICATES.

            (a) Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Normal Units or Stripped Units, as the case may be, are listed or quoted for trading or any depositary transfer, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

            (b) If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Normal Units or Stripped Units, as the case may be, as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Normal Units or Stripped Units, as the case may be, evidenced thereby as definitive Certificates.

            SECTION 3.5 REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.


            (a) The Agent shall keep at the Corporate Trust Office a register (the "Normal Units Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Normal Units Certificates and of transfers of Normal Units Certificates (the Agent, in such capacity, the "Normal Units Registrar") and a register (the "Stripped Units Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of the Stripped Units Certificates and transfers of Stripped Units Certificates (the Agent, in such capacity, the "Stripped Units Registrar").

            (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver one or more new Certificates of like tenor and denominations, registered in the name of the designated transferee or transferees, and evidencing a like number of Normal Units or Stripped Units, as the case may be.

            (c) At the option of the Holder, Certificates may be exchanged for other Certificates, of like tenor and denominations and evidencing a like number of Normal Units or Stripped Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

            (d) All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Normal Units or Stripped Units, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Normal Units or Stripped Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

            (e) Every Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed by the Holder thereof or its attorney duly authorized in writing.

            (f) No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.6, 3.9 and 8.5 not involving any transfer.

            (g) Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver, any Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earlier of the Share Purchase Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall,

                  (i) if the Share Purchase Date has occurred, deliver the Common Shares issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Certificate,

                  (ii) in the case of Normal Units, if a Termination Event shall have occurred prior to the Share Purchase Date, transfer the Notes or the appropriate Treasury Consideration, as applicable, relating to such Normal Units, or

                  (iii) in the case of Stripped Units, if a Termination
            Event shall have occurred prior to the Share Purchase Date, transfer the Treasury Securities relating to such Stripped Units,

      in each case subject to the applicable conditions and in accordance with the applicable provisions of Article V.

            SECTION 3.6 BOOK-ENTRY INTERESTS.

            The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or a nominee or custodian thereof by, or on behalf of, the Company. Such Global Certificate shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in
Section 3.9. The Agent shall enter into a customary agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to
Section 3.9:

            (a) the provisions of this Section 3.6 shall be in full force and effect;

            (b) the Company and the Agent shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of Contract Adjustment Payments, if any, and receiving approvals, votes or consents hereunder) as the Holder of the Units and the sole holder of the Global Certificate(s) and shall have no obligation to the Beneficial Owners;

            (c) to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement or any Certificate, the provisions of this Section 3.6 shall control; and

            (d) the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants.

            The Clearing Agency will make book-entry transfers among Clearing Agency Participants and receive and transmit payments of Contract Adjustment Payments to such Clearing Agency Participants.

            SECTION 3.7       NOTICES TO HOLDERS.

            Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Units registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Company or the Company's agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

            SECTION 3.8 APPOINTMENT OF SUCCESSOR CLEARING AGENCY.

            If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Units, the Company may, in its sole discretion, appoint a successor Clearing Agency with respect to the Units.

            SECTION 3.9 DEFINITIVE CERTIFICATES.

            If

                  (i) a Clearing Agency notifies the Company that it is unwilling or unable to continue its services as securities depositary with respect to the Units and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 3.8,

                  (ii) the Company elects to terminate the book-entry system arrangements through the Clearing Agency with respect to the Units, or

                  (iii) there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts, then upon surrender of the Global Certificates representing the Book-Entry Interests with respect to the Units by the Clearing Agency, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Clearing Agency. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions.

            SECTION 3.10 MUTILATED, DESTROYED, LOST AND STOLEN CERTIFICATES.

            (a) If any mutilated Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate at the cost of the Holder, evidencing the same number of Normal Units or Stripped Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

            (b) If there shall be delivered to the Company and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity at the cost of the Holder as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or to a Responsible Officer of the Agent that such Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Normal Units or Stripped Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

            (c) Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earlier of the Share Purchase Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Share Purchase Date has occurred, deliver the Common Shares issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Certificate, or (ii) if a Termination Event shall have occurred prior to the Share Purchase Date, transfer the Notes, the appropriate Treasury Consideration or the Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article V.

            (d) Upon the issuance of any new Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agent) connected therewith.

            (e) Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Unit evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

            (f) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

            SECTION 3.11 PERSONS DEEMED OWNERS.

            (a) Prior to due presentment of a Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Certificate is registered on the Register as the owner of the Units evidenced thereby, for the purpose of receiving quarterly payments on the Notes or Treasury Consideration, receiving payment of Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any such payments shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the contrary.

            (b) Notwithstanding the foregoing, with respect to any Global Certificate, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent, from treating the Clearing Agency as the sole Holder of such Global Certificate or from giving effect to any written certification, proxy or other authorization furnished by any Clearing Agency (or its nominee), as a Holder of such Global Certificate, with respect to such Global Certificate or impair, as between such Clearing Agency and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of rights of such Clearing Agency (or its nominee) as a Holder of such Global Certificate.

            SECTION 3.12 CANCELLATION.

            (a) All Certificates surrendered (i) for delivery of Common Shares on or after any Settlement Date; (ii) upon the transfer of Notes or Treasury Consideration or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to an Early Settlement or Merger Early Settlement, or a Collateral Substitution or an establishment or re-establishment of a Normal Unit; or (iii) upon the registration of a transfer or exchange of a Unit shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Agent for cancellation any Certificates previously authenticated, executed on behalf of the Holder and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Agent shall be disposed of by the Agent in accordance with its then customary procedures.

            (b) If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Agent cancelled or for cancellation.

            SECTION 3.13 ESTABLISHMENT OF STRIPPED UNITS.

            (a) A Holder may separate the Pledged Notes or Pledged Treasury Consideration, as applicable, from the related Purchase Contracts in respect of the Normal Units held by such Holder by substituting for such Pledged Notes or Pledged Treasury Consideration, as the case may be, Treasury Securities that will pay at the Share Purchase Date an amount equal to the aggregate Stated Amount of such Normal Units (a "Collateral Substitution"), at any time from and after the date of this Agreement and on or prior to the second Business Day immediately preceding the Share Purchase Date, by (i) depositing with the Collateral Agent Treasury Securities having an aggregate principal amount equal to the aggregate Stated Amount of such Normal Units, and (ii) transferring the related Normal Units to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant amount of Treasury Securities to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Pledged Notes or Pledged Treasury Consideration, as the case may be, underlying such Normal Units, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto. Notwithstanding the foregoing, a Holder may not separate the Pledged Notes or Pledged Treasury Consideration from the related

      Purchase Contracts in respect of the Normal Units held by such Holder during the periods beginning on the fourth Business Day prior to the first day of any Remarketing Period and ending on the third Business Day after the end of such Remarketing Period. Upon receipt of the Treasury Securities described in clause (i) above and the instruction described in clause (ii) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release to the Agent, on behalf of the Holder, such Pledged Notes or Pledged Treasury Consideration from the Pledge, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

                  (x)   cancel the related Normal Units;

                  (y) transfer the Pledged Notes or Pledged Treasury Consideration, as the case may be, to the Holder; and

                  (z) authenticate, execute on behalf of such Holder and deliver a Stripped Units Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Normal Units.

            (b) Holders who elect to separate the Pledged Notes or Pledged Treasury Consideration, as the case may be, from the related Purchase Contract and to substitute Treasury Securities for such Pledged Notes or Pledged Treasury Consideration shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

            (c) Holders may make Collateral Substitutions (i) if Treasury Securities are being substituted for Pledged Notes, only in integral multiples of 40 Normal Units, or (ii) if the Collateral Substitutions occur after a successful remarketing of the Notes pursuant to the provisions of Section 5.4 or after a Tax Event Redemption, as the case may be, only in integral multiples of Normal Units such that the Treasury Securities to be deposited and the Treasury Consideration to be released are in integral multiples of $1,000.

            (d) In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Normal Units or fails to deliver a Normal Units Certificate to the Agent after depositing Treasury Securities with the Collateral Agent, the Pledged Notes or Pledged Treasury Consideration, as the case may be, constituting a part of such Normal Units, and any distributions on such Pledged Notes or Pledged Treasury Consideration shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Normal Units are so transferred or the Normal Units Certificate is so delivered, as the case may be, or, with respect to a Normal Units Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Normal Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

            (e) Except as described in this Section 3.13, for so long as the Purchase Contract underlying a Normal Unit remains in effect, such Normal Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal Unit in respect of the Pledged Note or the Pledged Treasury Consideration, as the case may be, and the Purchase Contract comprising such Normal Unit may be acquired, and may be transferred and exchanged, only as a Normal Unit.

            SECTION 3.14 REESTABLISHMENT OF NORMAL UNITS.

            (a) A Holder of Stripped Units may reestablish Normal Units at any time from and after the date of this Agreement and on or prior to the second Business Day immediately preceding the Share Purchase Date, by (i) depositing with the Collateral Agent the Notes or the appropriate Treasury Consideration (identified and calculated by reference to the Treasury Consideration then comprising Normal Units), as the case may be, then comprising such number of Normal Units as is equal to the number of such Stripped Units and (ii) transferring such Stripped Units to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant amount of Notes or the appropriate Treasury Consideration, as the case may be, to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Pledged Treasury Securities underlying such Stripped Unit, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto. Notwithstanding the foregoing, a Holder may not reestablish Normal Units during the periods beginning on the fourth Business Day prior to the first day of any Remarketing Period and ending on the third Business Day after the end of such Remarketing Period. Upon receipt of the Notes or the appropriate Treasury Consideration, as the case may be, described in clause (i) above and the instruction described in clause (ii) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release to the Agent, on behalf of the Holder, such Pledged Treasury Securities from the Pledge, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

                  (x)   cancel the related Stripped Units;

                  (y) transfer the Pledged Treasury Securities to the Holder; and

                  (z) authenticate, execute on behalf of such Holder and deliver a Normal Units Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Stripped Units.

            (b) Holders of Stripped Units may reestablish Normal Units (i) if Notes are being substituted for the Pledged Treasury Securities, only in integral multiples of 40 Stripped Units for 40 Normal Units or (ii) if the reestablishment occurs after a successful remarketing of the Notes pursuant to the provisions of Section 5.4 or after a Tax Event Redemption, as the case may be, only in integral multiples of Stripped Units such that the Treasury Consideration to be deposited and the Treasury Securities to be released are in integral multiples of $1,000.

            (c) Except as provided in this Section 3.14, for so long as the Purchase Contract underlying a Stripped Unit remains in effect, such Stripped Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Stripped Unit in respect of the Pledged Treasury Securities and Purchase Contract comprising such Stripped Unit may be acquired, and may be transferred and exchanged, only as a Stripped Unit.

            SECTION 3.15 TRANSFER OF COLLATERAL UPON OCCURRENCE OF TERMINATION EVENT.

            Upon the occurrence of a Termination Event and the transfer to the Agent of the Notes or the appropriate Treasury Consideration or the Treasury Securities, as the case may be, underlying the Normal Units and the Stripped Units pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Notes or the appropriate Treasury Consideration or Treasury Securities, as the case may be, from each Holder by written request mailed to such Holder at its address as it appears in the Normal Units Register or the Stripped Units Register, as the case may be. Upon book-entry transfer of the Normal Units or Stripped Units or delivery of a Normal Units Certificate or Stripped Units Certificate to the Agent with such transfer instructions, the Agent shall transfer the Notes, the appropriate Treasury Consideration or the Treasury Securities underlying such Normal Units or Stripped Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions. In the event a Holder of Normal Units or Stripped Units fails to effect such transfer or delivery, the Notes, the appropriate Treasury Consideration or the Treasury Securities, as the case may be, underlying such Normal Units or Stripped Units, as the case may be, and any distributions thereon, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Normal Units or Stripped Units are transferred or the Normal Units Certificate or Stripped Units Certificate is surrendered or such Holder provides satisfactory evidence that such Normal Units Certificate or Stripped Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company. In the case of the Treasury Portfolio or any Treasury Securities, the Agent may dispose of the subject securities for cash and pay the applicable portion of such cash to the Holders in lieu of such Holders' Treasury Securities, where such Holder would otherwise have been entitled to receive less than $1,000 of any such security.

            SECTION 3.16 NO CONSENT TO ASSUMPTION.

            Each Holder of a Unit, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption (i.e., affirmance), under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company, any receiver, liquidator or person or entity performing similar functions or its trustee in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or federal law providing for reorganization or liquidation.

            SECTION 3.17 CUSIP NUMBERS.

            The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Agent shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Agent of any changes in the "CUSIP" numbers.

                                   ARTICLE IV

                                    THE NOTES

            SECTION 4.1 PAYMENT OF INTEREST; RIGHTS TO INTEREST PAYMENTS PRESERVED; NOTICE.

            (a) A payment on any Note or Treasury Consideration, as the case may be, which is paid on any Payment Date shall, subject to receipt thereof by the Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Normal Units Certificate (or one or more Predecessor Normal Units Certificates) of which such Note or the appropriate Treasury Consideration is a part is registered at the close of business on the Record Date for such Payment Date.

            (b) Each Normal Units Certificate evidencing Notes delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Normal Units Certificate shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by the Notes underlying such other Normal Units Certificate.

            (c) In the case of any Normal Unit with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, or with respect to which Merger Early Settlement of the underlying Purchase Contract is effected on a Merger Early Settlement Date, or with respect to which Cash Settlement is effected on the Business Day immediately preceding the Share Purchase Date, or with respect to which a Collateral Substitution is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, payments on the Note or the appropriate Treasury Consideration, as the case may be, underlying such Normal Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement, Merger Early Settlement, Cash Settlement or Collateral Substitution, as the case may be, and such payments shall, subject to receipt thereof by the Agent, be payable to the Person in whose name the Normal Units Certificate (or one or more Predecessor Normal Unit Certificates) was registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Normal Unit with respect to which Early Settlement, Merger Early Settlement or Cash Settlement of the underlying Purchase Contract is effected, or with respect to which a Collateral Substitution has been effected, payments on the related Notes or payments on the appropriate Treasury Consideration that would otherwise be payable after the applicable Settlement Date or after such Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Normal Unit; provided, that to the extent that such Holder continues to hold the separated Notes that formerly comprised a part of such Holder's Normal Units, such Holder shall be entitled to receive any payments on such separated Notes.

            SECTION 4.2 NOTICE AND VOTING.

            Under and subject to the terms of the Pledge Agreement and this Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes but only to the extent instructed by the Holders as described below. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Holders of Normal Units a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Pledged Notes underlying their Normal Units and (c) stating the manner in which such instructions may be given. Upon the written request of any Holder of Normal Units on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such request, the maximum number of Pledged Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Normal Unit, the Agent shall abstain from voting the Pledged Note underlying such Normal Unit. The Company hereby agrees, if applicable, to solicit Holders of Normal Units to timely instruct the Agent in order to enable the Agent to vote such Pledged Notes.

            SECTION 4.3 TAX EVENT REDEMPTION.

            Upon the occurrence of a Tax Event Redemption prior to the successful remarketing of the Notes pursuant to the provisions of Section 5.4, the Company may elect to instruct in writing the Collateral Agent to apply, and upon such written instruction, the Collateral Agent shall apply, out of the aggregate Redemption Price for the Notes that are components of Normal Units, an amount equal to the Tax Event Redemption Principal Amount to purchase on behalf of the Holders of Normal Units the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Normal Units. The Treasury Portfolio will be substituted for the Pledged Notes, and will be pledged to the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Normal Unit to purchase the Common Shares under the Purchase Contract constituting a part of such Normal Unit. Following the occurrence of a Tax Event Redemption prior to a successful remarketing of the Notes pursuant to the provisions of Section 5.4, the Holders of Normal Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Normal Units and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in Articles II, III, IV, V and VI of the Pledge Agreement, and any reference herein or in the Certificates to the Note shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio. The Company may cause to be made in any Normal Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Treasury Portfolio for Notes as collateral.

            The Company shall cause notice of any Tax Event Redemption to be mailed, at least 30 calendar days but not more than 60 calendar days before such Tax Event Redemption Date, to each Holder of Notes to be redeemed at its registered address.

            Upon the occurrence of a Tax Event Redemption after the successful remarketing of the Notes, the Redemption Price will be payable in cash to the holders of the Notes.

            SECTION 4.4 CONSENT TO TREATMENT FOR TAX PURPOSES.

            Each Holder of a Normal Unit or a Stripped Unit, by its acceptance thereof, covenants and agrees to treat itself as the owner, for federal, state and local income and franchise tax purposes of (i) the related Notes or the appropriate Treasury Consideration, in the case of the Normal Units, or (ii) the Treasury Securities, in the case of the Stripped Units. Each Holder of a Normal Unit, by its acceptance thereof, further covenants and agrees to treat the Notes as indebtedness of the Company for federal, state and local income and franchise tax purposes.

                                   ARTICLE V

                THE PURCHASE CONTRACTS; THE REMARKETING

            SECTION 5.1 PURCHASE OF COMMON SHARES.

            (a) Each Purchase Contract shall, unless an Early Settlement has occurred in accordance with Section 5.9, or a Merger Early Settlement has occurred in accordance with Section 5.10, obligate the Holder of the related Unit to purchase, and the Company to sell, on the Share Purchase Date at a price equal to $25 (the "Purchase Price"), a number of newly issued Common Shares equal to the Settlement Rate unless, on or prior to the Share Purchase Date, there shall have occurred a Termination Event with respect to the Unit of which such Purchase Contract is a part. The "Settlement Rate" is equal to,

                  (i) if the Applicable Market Value (as defined below) is equal to or greater than $- (the "Threshold Appreciation Price"), - Common Shares per Purchase Contract,

                  (ii) if the Applicable Market Value is less than the Threshold Appreciation Price, but is greater than $-, the number of Common Shares per Purchase Contract equal to the Stated Amount of the related Unit divided by the Applicable Market Value, and

                  (iii) if the Applicable Market Value is equal to or less than
            $-, - Common Shares per Purchase Contract,

      in each case subject to adjustment as provided in Section 5.6 (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

            (b) No fractional Common Shares will be issued by the Company with respect to the payment of Contract Adjustment Payments on the Share Purchase Date. In lieu of fractional shares otherwise issuable with respect to such payment of Contract Adjustment Payments, the Holder will be entitled to receive an amount in cash as provided in Section 5.12.

            (c) The "Applicable Market Value" means the average of the Closing Price per Common Share on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Share Purchase Date or, in the event of a Cash Merger contemplated by Section 5.10, the Cash Merger Date. The "Closing Price" of the Common Shares on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Shares on the New York Stock Exchange (the "NYSE") on such date or, if the Common Shares are not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Shares are so listed, or if the Common

      Shares are not so listed on a United States securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Shares are not so reported, the last quoted bid price for the Common Shares in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Shares on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Shares (A) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Shares at the close of business on such day.

            (d) Each Holder of a Unit, by its acceptance thereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including the execution of Certificates on behalf of such Holder), agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contract, consents to the provisions hereof, irrevocably authorizes the Agent as its attorney-in-fact to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Notes, the appropriate Treasury Consideration or the Treasury Securities pursuant to the Pledge Agreement; provided that upon a Termination Event, the rights of the Holder of such Unit under the Purchase Contract may be enforced without regard to any other rights or obligations. Each Holder of a Unit, by its acceptance thereof, further covenants and agrees, that, to the extent and in the manner provided in Section 5.4 and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Notes, the Pledged Treasury Consideration or the Pledged Treasury Securities to be paid upon settlement of such Holder's obligations to purchase Common Shares under the Purchase Contract, shall be paid on the Share Purchase Date by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

            (e) Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) under the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement, and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificate so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

            SECTION 5.2 CONTRACT ADJUSTMENT PAYMENTS.

            (a) Subject to Section 5.3 herein, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name a Certificate (or one or more Predecessor Certificates) is registered on the Register at the close of business on the Record Date next preceding such Payment Date in such coin or currency of the United States as at the time of payment shall be legal tender for payments. The Contract Adjustment Payments, if any, will be payable at - or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Register or by wire transfer to the account designated by a prior written notice by such Person.

            (b) Upon the occurrence of a Termination Event, the Company's obligation to pay Contract Adjustment Payments (including any accrued Deferred Contract Adjustment Payments), if any, shall cease.

            (c) Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Certificate (including as a result of a Collateral Substitution or the re-establishment of a Normal Unit) shall carry the rights to Contract Adjustment Payments, if any, accrued and unpaid, and to accrue Contract Adjustment Payments, if any, which were carried by the Purchase Contracts underlying such other Certificates.

            (d) Subject to Sections 5.4, 5.9 and 5.10, in the case of any Unit with respect to which Early Settlement or Merger Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date or a Merger Early Settlement Date, respectively, or in respect of which Cash Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Share Purchase Date, or with respect to which a Collateral Substitution or an establishment or re-establishment of a Normal Unit pursuant to Section 3.14 is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, Contract Adjustment Payments on the Purchase Contract underlying such Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Merger Early Settlement, Collateral Substitution or establishment or re-establishment of Normal Units, and such Contract Adjustment Payments shall, subject to receipt thereof by the Agent, be paid to the Person in whose name the Certificate evidencing such Unit (or one or more Predecessor Certificates) was registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Unit with respect to which Early Settlement or Merger Early Settlement or Cash Settlement of the underlying Purchase Contract is effected on an Early Settlement Date or Merger Early Settlement Date or on the Business Day immediately preceding the Share Purchase Date, as the case may be, or with respect to which a Collateral Substitution or an establishment or re-establishment of a Normal Unit has been effected, Contract Adjustment Payments, if any, that would otherwise be payable after the Early Settlement Date, or Merger Early Settlement Date, Collateral Substitution or such establishment or re-establishment with respect to such Purchase Contract shall not be payable.

            (e) The Company's obligations with respect to Contract Adjustment Payments (including any accrued or Deferred Contract Adjustment Payments) will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness.

            (f) In the event (x) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (y) subject to the provisions of Section 5.2(h) below, that (i) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:

                  (i) the holders of all Senior Indebtedness shall first be entitled to receive, in the case of clause (x) above, payment in full of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses (i) and (ii) of clause
            (y) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Units are entitled to receive any Contract Adjustment Payments on the Purchase Contracts underlying the Securities;

                  (ii) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Securities would be entitled except for the provisions of Sections 5.2(e) through (q), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Contract Adjustment Payments on the Purchase Contracts underlying the Securities, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Contract Adjustment Payments to the Holders of such Securities; and

                  (iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Contract Adjustment Payments on the Purchase Contracts underlying the Securities, shall be received by the Agent or the Holders of any of the Securities when such payment or distribution is prohibited pursuant to Sections 5.2(e) through
            (q), such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

            (g) For purposes of Sections 5.2(e) through (q), the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Sections 5.2(e) through (q) with respect to such Contract Adjustment Payments on the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; PROVIDED that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment.

            (h) Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Sections 5.2(e) through (g) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

            (i) Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the Company to the same extent as payment of the Contract Adjustment Payments in respect of the Purchase Contracts underlying the Securities is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all such Contract Adjustment Payments owing on the Securities shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of Sections 5.2(e) through
      (q) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of Sections 5.2(e) through (q) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

            (j) Nothing contained in Sections 5.2(e) through (q) or elsewhere in this Agreement or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under these Sections 5.2(e) through (q), of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

            (k) Upon payment or distribution of assets of the Company referred to in these Sections 5.2(e) through (q), the Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Sections 5.2(e) through (q).

            (l) The Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to Sections 5.2(e) through (q), the Agent may request such Person to furnish evidence to the reasonable satisfaction of the Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Sections 5.2(e) through (q), and, if such evidence is not furnished, the Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            (m) Nothing contained in Sections 5.2(e) through (q) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Adjustment Payments, except as otherwise provided in these Sections 5.2(e) through (q).

            (n) Each Holder of Securities, by his acceptance thereof, authorizes and directs the Agent on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Sections

      5.2(e) through (q) and appoints the Agent his, her or its attorney-in-fact, as the case may be, for any and all such purposes.

            (o) The Company shall give prompt written notice to the Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Agent in respect of the Securities pursuant to the provisions of this Section 5.2. Notwithstanding the provisions of Sections 5.2(e) through (q) or any other provisions of this Agreement, the Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Agent, or the taking of any other action by the Agent, unless and until the Agent shall have received written notice thereof mailed or delivered to a Responsible Officer of the Agent from the Company, any Holder, any paying agent or the holder or representative of any Senior Indebtedness; PROVIDED that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Agent shall not have received with respect to such moneys the notice provided for in this Section 5.2, then, anything herein contained to the contrary notwithstanding, the Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

            (p) The Agent in its individual capacity shall be entitled to all the rights set forth in this Section 5.2 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Agent of any of its rights as such holder.

            (q) No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

            (r) Nothing in this Section 5.2 shall apply to claims of, or payments to, the Agent under or pursuant to Section 7.7 hereof.

With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Agent shall be determined solely by the express provisions of this Agreement; (ii) the Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement;
(iii) no implied covenants or obligations shall be read into this Agreement against the Agent; and (iv) the Agent shall not be deemed to be a fiduciary as to such holders.

            SECTION 5.3 DEFERRAL OF CONTRACT ADJUSTMENT PAYMENTS.

            (a) The Company shall have the right, at any time prior to the Share Purchase Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer each such deferred Contract Adjustment Payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Adjustment Payments to the NYSE or other applicable self-regulatory organization or to Holders of the Units, but in any event not less than one Business Day prior to such Record Date. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, accrue additional Contract Adjustment Payments thereon at the rate of -% per year (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments, if any, accrued thereon, being referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section 5.3. No Contract Adjustment Payments may be deferred to a date that is after the Settlement Date and no such deferral period may end other than on a Payment Date. If the Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder's right to receive Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments, will terminate.

            (b) In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Share Purchase Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

            (c) In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Share Purchase Date, each Holder will receive on the Share Purchase Date in lieu of a cash payment a number of Common Shares (in addition to a number of Common Shares equal to the Settlement Rate) equal to (A) the aggregate amount of Deferred Contract Adjustment Payments payable to such Holder (net of any required tax withholding on such Deferred Contract Adjustment Payment, which shall be remitted to the appropriate taxing jurisdiction) divided by (B) the Applicable Market Value.

            (d) No fractional Common Shares will be issued by the Company with respect to the payment of Deferred Contract Adjustment Payments on the Share

      Purchase Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Adjustment Payments, the Holder will be entitled to receive an amount in cash as provided in
      Section 5.12.

            (e) In the event the Company exercises its option to defer the payment of Contract Adjustment Payments then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's Capital Stock other than:

                  (i) purchases, redemptions or acquisitions of shares of Capital Stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a share purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its right to defer the payment of Contract Adjustment Payments;

                  (ii) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock;

                  (iii) the purchase of fractional interests of the Company's
            Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged;

                  (iv) dividends or distributions in the Company's Capital Stock (or rights to acquire the Company's Capital Stock) or repurchases, acquisitions or redemptions of the Company's Capital Stock in exchange for or out of the net cash proceeds of the sale of the Company's Capital Stock (or securities convertible into or exchangeable for shares of the Company's Capital Stock); or

                  (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future.

            SECTION 5.4 PAYMENT OF PURCHASE PRICE; REMARKETING.

            (a) Unless a Tax Event Redemption, successful remarketing of the Notes pursuant to the provisions of this Section 5.4 or Termination Event has occurred, or a Holder of a Unit has settled the underlying Purchase Contract through an Early Settlement pursuant to Section 5.9 or a Merger Early Settlement pursuant to Section 5.10, each Holder of a Normal Unit may pay in cash ("Cash Settlement") the Purchase Price for the Common Shares to be purchased pursuant to a Purchase Contract if such Holder notifies the Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to make a Cash Settlement. Such notice shall be made on or prior to 5:00 p.m., New York City time, on the seventh Business Day immediately preceding the Share Purchase Date. The Agent shall promptly notify the Collateral Agent of the receipt of such a notice from a Holder intending to make a Cash Settlement.

                  (i) A Holder of a Normal Unit who has so notified the Agent of its intention to make a Cash Settlement is required to pay the Purchase Price to the Collateral Agent prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Share Purchase Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Company. Any cash received by the Collateral Agent will be paid to the Company on the Share Purchase Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement.

                  (ii) If a Holder of a Normal Unit fails to notify the Agent of its intention to make a Cash Settlement in accordance with paragraph (a)(i) above, such failure shall constitute an event of default and the Holder shall be deemed to have consented to the disposition of the Pledged Notes pursuant to the remarketing as described in paragraph (b) below. If a Holder of a Normal Unit does notify the Agent as provided in paragraph (a)(i) above of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph (a)(i) above, such failure shall also constitute an event of default; however, the Notes of such a Holder will not be remarketed but instead the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Notes, including but not limited to those rights specified in subsection (b)(iii) below.

            (b) (i) Unless a Tax Event Redemption has occurred, the Company and Platinum Underwriters Finance shall engage a nationally recognized investment bank (the "Remarketing Agent") pursuant to a Remarketing Agreement to be mutually agreed on by the Company, Platinum Underwriters Finance, the Agent and the Remarketing Agent, but providing for remarketing procedures substantially as set forth below to sell the Notes of Holders of Normal Units, other than Holders that have elected not to participate in the remarketing pursuant to the procedures set forth in clause (iv) below, and holders of Separate Notes that have elected to participate in the remarketing pursuant to the procedures set forth in
      Section 4.5(d) of the Pledge Agreement. On the seventh Business Day prior to first day of each Remarketing Period, the Agent shall give

      Holders of Normal Units and holders of Separate Notes notice of the remarketing in a daily newspaper in the English language of general circulation in The City of New York (which is expected to be THE WALL STREET JOURNAL) including the specific U.S. Treasury security or securities (including the CUSIP number and/or the principal terms of such Treasury security or securities) described in clause (iv) below, that must be delivered by Holders of Normal Units that elect not to participate in the remarketing pursuant to clause (iv) below no later than 10:00 a.m., New York City time, on the fourth Business Day preceding the first day of such Remarketing Period. The Company or the Agent, at the Company's request, shall request not later than seven nor more than 15 calendar days prior to any Remarketing Period, that the Clearing Agency notify the Clearing Agency participants of such Remarketing Period. The Agent shall notify, by 10:00 a.m., New York City time, on the third Business Day preceding the first day of such Remarketing Period, the Remarketing Agent and the Collateral Agent of the aggregate number of Notes of Normal Unit Holders to be remarketed. On the third Business Day preceding the first day of such Remarketing Period, no later than by 10:00 a.m., New York City time, pursuant to the terms of the Pledge Agreement, the Custodial Agent will notify the Remarketing Agent of the aggregate number of Separate Notes to be remarketed. No later than 10:00 a.m., New York City time, on the Business Day immediately preceding the first day of such Remarketing Period, the Collateral Agent and the Custodial Agent, pursuant to the terms of the Pledge Agreement, will deliver for remarketing to the Remarketing Agent all Notes to be remarketed. Upon receipt of such notice from the Agent and the Custodial Agent and such Notes from the Collateral Agent and the Custodial Agent, the Remarketing Agent will, on the Remarketing Date, use its commercially reasonable best efforts to sell such Notes on such date at an aggregate price equal to at least 100.25% of the Remarketing Value. The Remarketing Agent will use the proceeds from a successful remarketing to purchase the appropriate U.S. Treasury securities (the "Agent-purchased Treasury Consideration") with the CUSIP numbers, if any, selected by the Remarketing Agent, described in clauses
      (i)(1) and (ii)(1) of the definition of Remarketing Value related to the Notes of Holders of Normal Units that were remarketed. On or prior to the third Business Day following the Remarketing Date or any Subsequent Remarketing Date on which the Notes are successfully remarketed, the Remarketing Agent shall deliver such Agent-purchased Treasury Consideration to the Agent, which shall thereupon deliver such Agent-purchased Treasury Consideration to the Collateral Agent. The Collateral Agent, for the benefit of the Company, will thereupon apply such Agent-purchased Treasury Consideration, in accordance with the Pledge Agreement, to secure such Holders' obligations under the Purchase Contracts. In the event of a successful remarketing pursuant to this
      Section 5.4, the Remarketing Agent will deduct as a remarketing fee an amount not exceeding 25 basis points (.25%) of the total proceeds from the remarketing (the "Remarketing Fee"). The Remarketing Agent will remit (1) the portion of the proceeds from the remarketing attributable to the Separate Notes to the holders of Separate Notes that were remarketed and
      (2) the
      remaining portion of the proceeds, less those proceeds used to purchase the Agent-purchased Treasury Consideration, to the Agent for the benefit of the Holders of the Normal Units that were remarketed, all determined on a pro rata basis, in each case, on or prior to the third Business Day following the Remarketing Date or any Subsequent Remarketing Date on which the Notes were successfully remarketed. Holders whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith.

                  (ii) If, in spite of using its commercially reasonable best efforts, the Remarketing Agent cannot remarket the Notes included in the remarketing at a price equal to at least 100.25% of the Remarketing Value on the Remarketing Date, the Remarketing Agent will attempt to establish a Remarketing Rate meeting these requirements on each of the two immediately following Business Days. If the Remarketing Agent cannot establish a Remarketing Rate meeting these requirements on either of those days, the remarketing in such period will be deemed to have failed (a "Failed Remarketing"). In the event of a Failed Remarketing with respect to the first Remarketing Period, the Remarketing Agent will undertake the procedures set forth in clause (i) above in each of the three Business Days in the second Remarketing Period. In the event of a Failed Remarketing in the second Remarketing Period, the Remarketing Agent will further attempt to establish such a Remarketing Rate on the third Business Day immediately preceding the Share Purchase Date. If, in spite of using its commercially reasonable best efforts, the Remarketing Agent fails to remarket the Notes underlying the Normal Units at a price equal to at least 100.25% of the Remarketing Value in accordance with the terms of the Pledge Agreement by 4:00 p.m., New York City time, on the third Business Day immediately preceding the Share Purchase Date, the "Last Failed Remarketing" will be deemed to have occurred. Each remarketing attempt that takes place in accordance with this Section 5.4 after the Remarketing Date is referred to herein as a "Subsequent Remarketing." Within three Business Days following the date of a Failed Remarketing or the Last Failed Remarketing, as the case may be, the Remarketing Agent shall return any Notes delivered to it to the Collateral Agent and the Custodial Agent, as applicable. The Collateral Agent, for the benefit of the Company, may exercise its rights as a secured party with respect to such Notes, including those actions specified in (b) (iii) below; provided that if upon the Last Failed Remarketing, the Collateral Agent exercises such rights for the benefit of the Company with respect to such Notes, any accumulated and unpaid interest on such Notes will become payable by Platinum Underwriters Finance to the Agent for payment to the Holders of the Normal Units to which such Notes relate. Such payment will be made by Platinum Underwriters Finance on or prior to 11:00 a.m., New York City time, on the Share Purchase Date in lawful money of the United

            States by certified or cashier's check or wire transfer in immediately available funds payable to or upon the order of the Agent. The Company will cause a notice of any Failed Remarketing and of the Last Failed Remarketing to be published on the fourth Business Day following each Failed Remarketing and the Last Failed Remarketing, as the case may be, in a daily newspaper in the English language of general circulation in The City of New York, which shall be THE WALL STREET JOURNAL, if such newspaper is then so published. The company will also release this information by means of Bloomberg and Reuters newswire.

                  (iii) With respect to any Notes which constitute part of
            Normal Units which are subject to the Last Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and Section 5.4 (e) below, may, among other things,
            (A) retain such Notes in full satisfaction of the Holders' obligations under the Purchase Contracts or (B) sell such Notes in one or more public or private sales or otherwise.

                  (iv) A Holder of Normal Units may elect not to participate in the remarketing and retain the Notes underlying such Units by notifying the Agent of such election and delivering the specific U.S. Treasury security or securities (including the CUSIP number and/or the principal terms of such security or securities) identified by the Agent (as having been based solely on the identification that the Remarketing Agent shall have advised the Agent) that constitute the U.S. Treasury securities described in clauses (i) and (ii) of the definition of Remarketing Value relating to the retained Notes (as if only such Notes were being remarketed) (the "Opt-out Treasury Consideration") to the Agent not later than 10:00 a.m., New York City time, on the fourth Business Day prior to the beginning of any Remarketing Period. Upon receipt thereof by the Agent, the Agent shall deliver such Opt-out Treasury Consideration to the Collateral Agent, which will, for the benefit of the Company, thereupon apply such Opt-out Treasury Consideration to secure such Holder's obligations under the Purchase Contracts. On the Business Day immediately preceding the first day of a Remarketing Period, the Collateral Agent, pursuant to the terms of the Pledge Agreement, will deliver the Pledged Notes of such Holder to the Agent. Within three Business Days following the last day of such Remarketing Period, (A) if the remarketing was successful, the Agent shall distribute such Notes to the Holders thereof, and (B) if there was a Failed Remarketing on such date, the Agent will deliver such Notes to the Collateral Agent, which will, for the benefit of the Company, thereupon apply such Notes to secure such Holders' obligations under the Purchase Contract and return the Opt-out Treasury Consideration delivered by such Holders to such Holders. A Holder that does not so deliver the Opt-out Treasury Consideration or does not so notify the agent of its election not to participate in the remarketing pursuant to this clause (iv) shall be deemed to have elected to participate in the remarketing.

            (c) Upon the maturity of the Pledged Treasury Securities underlying the Stripped Units and, in the event of a successful remarketing or a Tax Event Redemption, the Pledged Treasury Consideration underlying the Normal Units, on the Share Purchase Date, the Collateral Agent shall remit to the Company an amount equal to the aggregate Purchase Price applicable to such Units, as payment for the Common Shares issuable upon settlement thereof without needing to receive any instructions from the Holders of such Units. In the event the payments in respect of the Pledged Treasury Securities or the Pledged Treasury Consideration underlying a Unit is in excess of the Purchase Price of the Purchase Contract being settled thereby, the Collateral Agent will distribute such excess to the Agent for the benefit of the Holder of such Unit when received.

            (d) Any distribution to Holders of excess funds and interest described in Section 5.4 (b) and (c) above shall be payable at the Corporate Trust Office or, at the option of the Holder or the holder of Separate Notes, as applicable, by check mailed to the address of the Person entitled thereto at such address as it appears on the Register or by wire transfer to an account maintained in the United States specified by the Holder or the holder of Separate Notes, as applicable.

            (e) The obligations of each Holder to pay the Purchase Price are non-recourse obligations and are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders (except to the extent paid by Cash Settlement, Early Settlement or Merger Early Settlement) and in no event will Holders be liable for any deficiency between such payments and the Purchase Price.

            (f) Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue any Common Shares in respect of a Purchase Contract or deliver any certificates therefor to the Holder of the related Unit unless the Company shall have received payment in full of the aggregate Purchase Price for the Common Shares to be purchased thereunder by such Holder in the manner herein set forth.

            SECTION 5.5 ISSUANCE OF COMMON SHARES.

            Unless a Termination Event shall have occurred on or prior to the Share Purchase Date or an Early Settlement or a Merger Early Settlement shall have occurred, on the Share Purchase Date, upon the Company's receipt of payment in full of the Purchase Price for the Common Shares purchased by the Holders pursuant to the foregoing provisions of this Article and subject to Section 5.6(b), the Company shall issue and deposit with the Agent, for the benefit of the Holders of the Outstanding Units, one or more certificates representing the newly issued Common Shares, registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for Common Shares, together with any dividends or distributions for which both a record date and payment date for such dividend or distribution has occurred after the Share Purchase Date, being hereinafter referred to as the "Purchase Contract Settlement Fund"), to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Certificate to the Agent on or after the Share Purchase Date, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Common Shares which such Holder is entitled to receive pursuant to the provisions of this Article V (after taking into account all Units then held by such Holder) together with cash in lieu of fractional shares as provided in
Section 5.12 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Agent. If any Common Shares issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of such Certificate or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

            SECTION 5.6 ADJUSTMENT OF SETTLEMENT RATE.

            (a)   Adjustments for Dividends, Distributions, Stock Splits, Etc.

                  (1) STOCK DIVIDENDS. In case the Company shall pay or make a dividend or other distribution on the Common Shares in Common Shares, the Settlement Rate, as in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of Common Shares and the total number of Common Shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of Common Shares at the time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

                  (2) SHARE PURCHASE RIGHTS. In case the Company shall issue rights, options or warrants to all holders of its Common Shares (that are not available on an equivalent basis to Holders of the Units upon settlement of the Purchase Contracts underlying such Units) entitling them, for a period expiring within 45 days after the record date for the determination of shareholders entitled to receive such rights, options or warrants, to subscribe for or purchase Common Shares at a price per share less than the Current Market Price per Common Share on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction, the numerator of which shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares which the aggregate of the offering price of the total number of Common Shares so offered for subscription or purchase would purchase at such Current Market Price per Common Share and the denominator of which shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares. The Company shall not issue any such rights, options or warrants in respect of Common Shares held in the treasury of the Company.

                  (3) STOCK SPLITS; REVERSE SPLITS. In case outstanding Common Shares shall be subdivided or split into a greater number of Common Shares, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding Common Shares shall each be combined into a smaller number of Common Shares, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

                  (4) DEBT OR ASSET DISTRIBUTIONS. (i) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (2) of this Section, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off referred to in the next paragraph, or any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section), the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per Common Share on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one Common Share and the denominator of which shall be such Current Market Price per Common Share, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section shall not be applicable.

                  (ii) In the case of a Spin-Off, the Settlement Rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying the Settlement Rate by a fraction, the numerator of which is the Current Market Price per Common Share plus the Fair Market Value of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one Common Share and the denominator of which is the Current Market Price per Common Share. Any adjustment to the settlement rate under this paragraph 4(ii) will occur on the date that is the earlier of (1) the tenth Trading Day following the effective date of the Spin-Off and (2) the date of the securities being offered in the Initial Public Offering of the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

                  (5) CASH DISTRIBUTIONS. In case the Company shall, (i) by dividend or otherwise, distribute to all holders of its Common Shares cash (excluding any cash that is distributed in a Reorganization Event to which Section 5.6(b) applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (ii) the aggregate amount of any other distributions to all holders of its Common Shares made exclusively in cash (other than regular quarterly, semi-annual or annual cash dividends) within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made and (iii) the aggregate of any cash plus the fair market value as of the date or expiration of the tender or exchange offer referred to below (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or any of its subsidiaries for all or any portion of the Common Shares concluded within the 12 months preceding the date of payment of the distribution described in clause (i) above and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made, exceeds 10% of the product of the Current Market Price per Common Share on the date for the determination of holders of Common Shares entitled to receive such distribution times the number of Common Shares outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the Current Market Price per Common Share on the date fixed for such determination less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (i), (ii) and
            (iii) above and (y) the number of Common Shares outstanding on such date for determination and (B) the denominator of which shall be equal to the Current Market Price per Common Share on such date for determination.

                  (6) TENDER OFFERS. In case (i) a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Shares shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) that when combined together with
            (ii) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent), as of the expiration of such tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer), of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of


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

            the Common Shares expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made and (iii) the aggregate amount of any distributions to all holders of the Company's Common Shares made exclusively in cash (other than regular quarterly, semi-annual or annual cash dividends) within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made, exceeds 10% of the product of the Current Market Price per Common Share as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of Common Shares outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (x) the product of (I) the Current Market Price per Common Share on the date of the Expiration Time and (II) the number of Common Shares outstanding (including any tendered shares) on the Expiration Time less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the transactions described in clauses (i), (ii) and (iii) above (assuming in the case of clause
            (i) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (x) the Current Market Price per Common Share as of the Expiration Time and
            (y) the number of Common Shares outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

                  (7) RECLASSIFICATION. The reclassification of Common Shares into securities including securities other than Common Shares (other than any reclassification upon a Reorganization Event to which
            Section 5.6(b) applies) shall be deemed to involve (i) a distribution of such securities other than Common Shares to all holders of Common Shares (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (ii) a subdivision, split or combination, as the case may be, of the number of Common Shares outstanding immediately prior to such reclassification into the number of Common

            Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (3) of this Section).

                  (8) "CURRENT MARKET PRICE". The "Current Market Price" per Common Share means (a) on any day the average of the Closing Price per Common Share on each of the 20 consecutive Trading Days ending on the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation, (b) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the Closing Price of the Common Shares on the Trading Day on which the initial price of the securities being distributed in the Spin-Off is determined, and (c) in the case of any other Spin-Off, the average of the Closing Prices per Common Share over the first 10 Trading Days after the effective date of such Spin-Off. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Shares trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

                  (9) CALCULATION OF ADJUSTMENTS. All adjustments to the Settlement Rate shall be calculated to the nearest 1/10,000th of a Common Share (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5),
            (6), (7) or (10) of this Section 5.6(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (i), (ii) or (iii) of the definition of Settlement Rate in
            Section 5.1(a) will apply on the Share Purchase Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction, the numerator of which shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2),
            (3), (4), (5), (6), (7) or (10) of this Section 5.6(a) and the denominator of which shall be the Settlement Rate immediately before such adjustment; provided, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4), (5), (7) or
            (10) of this Section 5.6(a) during the period taken into consideration for


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

            determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

                  (10) INCREASE OF SETTLEMENT RATE. The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of Common Shares resulting from any dividend or distribution of Capital Stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

            (b) Adjustment for Consolidation, Merger or Other Reorganization Event.

            In the event of

                  (1) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Shares outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation),

                  (2) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety,

                  (3) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition), or

                  (4) any liquidation, dissolution or winding up of the Company other than as a result of or after the occurrence of a Termination Event (any such event, a "Reorganization Event"),

each Common Share covered by each Purchase Contract forming part of a Unit immediately prior to such Reorganization Event shall, after such Reorganization Event, be converted for purposes of the Purchase Contract into the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Share Purchase Date per share of Common Stock) by a holder of Common Shares that (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Shares held by Affiliates of the Company and non-Affiliates, and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event


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

(provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each Common Share held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Non-electing Share shall be deemed to be the kind and amount so receivable per Common Share by a plurality of the Non-electing Shares). On the Share Purchase Date, the Settlement Rate then in effect will be applied to the value on the Share Purchase Date of such securities, cash or other property.

            In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Agent an agreement supplemental hereto providing that the Holder of each Outstanding Unit shall have the rights provided by this
Section 5.6. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

            SECTION 5.7 NOTICE OF ADJUSTMENTS AND CERTAIN OTHER EVENTS.

            (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

                  (i)   forthwith compute the Settlement Rate in accordance with
            Section 5.6 and prepare and transmit to the Agent an Officers' Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

                  (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to
            Section 5.6 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Agent of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

            (b) The Agent shall not at any time be under any duty or responsibility to any Holder of Units to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect


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

      to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract, and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any Common Shares pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

            SECTION 5.8 TERMINATION EVENT; NOTICE.

            The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of Holders to receive accumulated Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments and obligations of Holders to purchase Common Shares, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Share Purchase Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, the Normal Units shall thereafter represent the right to receive the Notes or the appropriate Treasury Consideration, as the case may be, forming a part of such Normal Units, and the Stripped Units shall thereafter represent the right to receive the Treasury Securities forming a part of such Stripped Units, in each case in accordance with the provisions of Section 4.3 of the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Register.

            SECTION 5.9 EARLY SETTLEMENT.

            (a)   Subject to and upon compliance with the provisions of this
      Section 5.9, Purchase Contracts underlying Units having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof may, at the option of the Holder thereof, be settled early ("Early Settlement") on or prior to 10:00 a.m., New York City time, on the seventh Business Day immediately preceding the Share Purchase Date. Holders of Stripped Units may only effect Early Settlement of the related Purchase Contracts in integral multiples of 40 Stripped Units, and if Treasury Consideration has been substituted for the Notes as a component in the Normal Units due to a successful remarketing or the occurrence of a Tax Event Redemption, Purchase Contracts underlying such Normal Units may only be settled early in integral multiples of Normal Units such that the Treasury Consideration to be deposited and the Treasury Consideration to be released are in integral multiples of $1,000. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing the related Units shall deliver such Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed


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

      and accompanied by payment payable to the Company in immediately available funds in an amount (the "Early Settlement Amount") equal to (A) the product of (i) the Stated Amount of such Units multiplied by (ii) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (B) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such Purchase Contracts; provided that no payment shall be required pursuant to clause
      (B) of this sentence if the Company shall have elected to defer the Contract Adjustment Payments which would otherwise be payable on such Payment Date. Except as provided in the immediately preceding sentence and subject to Section 5.2(d), no payment or adjustment shall be made upon Early Settlement of any Purchase Contract on any Contract Adjustment Payments accrued on such Purchase Contract or on account of any dividends on the Common Shares issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Unit at or prior to 5:00 p.m., New York City time, on a Business Day, such day shall be the "Early Settlement Date" with respect to such Unit and if such requirements are first satisfied after 5:00 p.m., New York City time, on a Business Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Units shall be the next succeeding Business Day.

            (b) Upon Early Settlement of any Purchase Contract by the Holder of the related Units, the Company shall issue, and the Holder shall be entitled to receive, - Common Shares on account of such Purchase Contract (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted pursuant to Section 5.6. As promptly as practicable after Early Settlement of Purchase Contracts in accordance with the provisions of this Section 5.9, the Company shall issue and shall deliver to the Agent at the Corporate Trust Office a certificate or certificates for the full number of Common Shares issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.12.

            (c) No later than the third Business Day after the applicable Early Settlement Date the Company shall cause (i) the Common Shares issuable upon Early Settlement of Purchase Contracts to be issued and delivered, and (ii) the related Pledged Notes or Pledged Treasury Consideration, in the case of Normal Units, or the related Pledged Treasury Securities, in the case of Stripped Units, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Agent for delivery to the Holder thereof or the Holder's designee.

            (d) Upon Early Settlement of any Purchase Contracts, and subject to receipt of Common Shares from the Company and the Pledged Notes, Pledged

      Treasury Consideration or Pledged Treasury Securities, as the case may be, from the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Units, (i) transfer to the Holder the Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, forming a part of such Units, and (ii) deliver to the Holder a certificate or certificates for the full number of Common Shares issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.12.

            (e) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Units evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Agent shall authenticate, execute on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Units as to which Early Settlement was not effected.

            (f) If such a registration statement is so required, the Company covenants and agrees to use its reasonable best efforts to (A) have in effect a registration statement covering the shares of Common Stock to be delivered in respect of the Purchase Contracts being settled and (B) provide a prospectus in connection therewith, in each case in a form that the Agent may use in connection with such Early Settlement.

            SECTION 5.10 EARLY SETTLEMENT UPON CASH MERGER.

            (a) In the event of a merger or consolidation of the Company of the type described in clause (1) of Section 5.6(b) in which the Common Shares outstanding immediately prior to such merger or consolidation are exchanged for consideration consisting of at least 30% cash or cash equivalents (any such event a "Cash Merger"), then the Company (or the successor to the Company hereunder) shall be required to offer the Holder of each Unit the right to settle the Purchase Contract underlying such Unit prior to the Share Purchase Date ("Merger Early Settlement") as provided herein. On or before the fifth Business Day after the consummation of a Cash Merger, the Company or, at the request and expense of the Company, the Agent, shall give all Holders notice of the occurrence of the Cash Merger and of the right of Merger Early Settlement arising as a result thereof. The Company shall also deliver a copy of such notice to the Agent and the Collateral Agent.

            Each such notice shall contain:

                  (i) the date, which shall be not less than 20 nor more than 30 calendar days after the date of such notice, on which the Merger Early Settlement will be effected (the "Merger Early Settlement Date");


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

                  (ii) the date, which shall be on or one Business Day prior to the Merger Early Settlement Date, by which the Merger Early Settlement right must be exercised;

                  (iii) the Settlement Rate in effect as a result of such Cash
            Merger and the kind and amount of securities, cash and other property receivable by the Holder upon settlement of each Purchase Contract pursuant to Section 5.6(b);

                  (iv) a statement to the effect that all or a portion of the Purchase Price payable by the Holder to settle the Purchase Contract will be offset against the amount of cash so receivable upon exercise of Merger Early Settlement, as applicable; and

                  (v) the instructions a Holder must follow to exercise the Merger Early Settlement right.

            (b) To exercise a Merger Early Settlement right, a Holder shall deliver to the Agent at the Corporate Trust Office on or before 5:00 p.m., New York City time, on the date specified in the notice the Certificate(s) evidencing the Units with respect to which the Merger Early Settlement right is being exercised duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment payable to the Company in immediately available funds in an amount equal to the Early Settlement Amount less the amount of cash that otherwise would be deliverable by the Company or its successor upon settlement of the Purchase Contract in lieu of Common Shares pursuant to Section 5.6(b) and as described in the notice to Holders (the "Merger Early Settlement Amount").

            (c) On the Merger Early Settlement Date, the Company shall deliver or cause to be delivered (i) the net cash, securities and other property to be received by such exercising Holder, equal to the Settlement Rate as adjusted pursuant to Section 5.6, in respect of the number of Purchase Contracts for which such Merger Early Settlement right was exercised, and
      (ii) the related Pledged Notes or Pledged Treasury Consideration, in the case of Normal Units, or Pledged Treasury Securities, in the case of Stripped Units, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Agent for delivery to the Holder thereof or its designee. In the event a Merger Early Settlement right shall be exercised by a Holder in accordance with the terms hereof, all references herein to Share Purchase Date shall be deemed to refer to such Merger Early Settlement Date.

            (d) Upon Merger Early Settlement of any Purchase Contracts, and subject to receipt of such net cash, securities or other property from the Company and the Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, from the Collateral Agent, as applicable, the Agent


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

      shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Units, (i) transfer to the Holder the Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, forming a part of such Units, and (ii) deliver to the Holder such net cash, securities or other property issuable upon such Merger Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.12.

            (e) In the event that Merger Early Settlement is effected with respect to Purchase Contracts underlying less than all the Units evidenced by a Certificate, upon such Merger Early Settlement the Company (or the successor to the Company hereunder) shall execute and the Agent shall authenticate, execute on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Units as to which Merger Early Settlement was not effected.

            SECTION 5.11 CHARGES AND TAXES.

            The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the Common Shares pursuant to the Purchase Contracts and in payment of any Deferred Contract Adjustment Payments; provided, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Unit or any issuance of a Common Share in a name other than that of the registered Holder of a Certificate surrendered in respect of the Units evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such Common Share certificates or Certificates unless and until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            SECTION 5.12 NO FRACTIONAL SHARES.

            No fractional shares or scrip representing fractional Common Shares shall be issued or delivered upon settlement on the Share Purchase Date or upon Early Settlement or Merger Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full Common Shares which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional Common Share which would otherwise be deliverable upon settlement of any Purchase Contracts on the applicable Settlement Date or upon Early Settlement or Merger Early Settlement, the Company, through the Agent, shall make a cash payment in respect of such fractional shares in an amount equal to the value of such fractional shares times the Applicable Market Value. The Company shall provide the Agent from time to time with


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sufficient funds to permit the Agent to make all cash payments required by this
Section 5.12 in a timely manner.

                                   ARTICLE VI

                                    REMEDIES

            SECTION 6.1 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PURCHASE CONTRACT ADJUSTMENT PAYMENTS AND PURCHASE COMMON SHARES.

            The Holder of any Unit shall have the right, which is absolute and unconditional,

            (a) subject to the right of the Company to defer payment thereof pursuant to Section 5.3, and to the forfeiture of any Deferred Contract Adjustment Payments upon Early Settlement pursuant to Section 5.9 or upon Merger Early Settlement pursuant to Section 5.10 or upon the occurrence of a Termination Event, to receive payment of each installment of the Contract Adjustment Payments, if any, with respect to the Purchase Contract constituting a part of such Unit on the respective Payment Date for such Unit, and to institute suit for the enforcement of such right to receive Contract Adjustment Payments, and

            (b) to purchase Common Shares pursuant to the Purchase Contract constituting a part of such Unit and to institute suit for the enforcement of any such right to purchase Common Shares, and such rights shall not be impaired without the consent of such Holder.

            SECTION 6.2 RESTORATION OF RIGHTS AND REMEDIES.

            If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

            SECTION 6.3 RIGHTS AND REMEDIES CUMULATIVE.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in Section 3.10(f), no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any


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right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 6.4 DELAY OR OMISSION NOT WAIVER.

            No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

            SECTION 6.5 UNDERTAKING FOR COSTS.

            All parties to this Agreement agree, and each Holder of a Unit, by its acceptance of such Unit shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder for the enforcement of distributions on any Notes or Contract Adjustment Payments, if any, on any Purchase Contract on or after the respective Payment Date therefor in respect of any Unit held by such Holder, or for enforcement of the right to purchase Common Shares under the Purchase Contract constituting part of any Unit held by such Holder.

            SECTION 6.6 WAIVER OF STAY OR EXTENSION LAWS.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.


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                                  ARTICLE VII

                                    THE AGENT

            SECTION 7.1 CERTAIN DUTIES AND RESPONSIBILITIES.

            (a) (1) The Agent undertakes to perform, with respect to the Units and Separate Notes, such duties and only such duties as are specifically set forth in this Agreement and the Pledge Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent; and

                  (2) in the absence of bad faith, willful misconduct or negligence on its part, the Agent may, with respect to the Units and Separate Notes, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

            (b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph (b) shall not be construed to limit the effect of paragraph (a) of this Section;

                  (2) the Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Agent was grossly negligent in ascertaining the pertinent facts; and

                  (3) no provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

            (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

            (d) The Agent is authorized to execute and deliver the Pledge Agreement in its capacity as Agent. The Agent shall be entitled to all of the rights, privileges, immunities and indemnities contained in this Agreement with


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      respect to any duties of the Agent under, or actions taken, omitted to be taken or suffered by the Agent pursuant to the Pledge Agreement.

            SECTION 7.2 NOTICE OF DEFAULT.

            Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to the Company and the Holders of Units, as their names and addresses appear in the applicable Register, notice of such default hereunder, unless such default shall have been cured or waived.

            SECTION 7.3 CERTAIN RIGHTS OF AGENT.

            Subject to the provisions of Section 7.1:

            (a) the Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

            (c) whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Company;

            (d) the Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the


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      books, records and premises of the Company, personally or by agent or attorney; and

            (f) the Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate of the Agent and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder.

            SECTION 7.4 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF UNITS.

            The recitals contained herein and in the Certificates shall be taken as the statements of the Company and the Agent assumes no responsibility for their accuracy. The Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Units, or of the Pledge Agreement or the Pledge. The Agent shall not be accountable for the use or application by the Company of the Units or the proceeds therefrom or in respect of the Purchase Contracts.

            SECTION 7.5 MAY HOLD UNITS.

            Any Registrar or any other agent of the Company, or the Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Registrar or such other agent, or the Agent.

            SECTION 7.6 MONEY HELD IN CUSTODY.

            Money held by the Agent in custody hereunder need not be segregated from the Agent's other funds except to the extent required by law or provided herein. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

            SECTION 7.7 COMPENSATION AND REIMBURSEMENT.

            The Company agrees:

            (a) to pay to the Agent from time to time reasonable compensation for all services rendered by it hereunder;

            (b) except as otherwise expressly provided herein, to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense,


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      disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

            (c) to indemnify the Agent and any predecessor Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Agent shall promptly notify the Company of any third party claim which may give rise to the indemnity hereunder and give the Company the opportunity to control the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld.

            For purposes of this Section 7.7, "Agent" shall include any predecessor Agent; provided, however, that the negligence, bad faith or willful misconduct of any Agent hereunder shall not affect the rights of any other Agent hereunder.

            The provisions of this Section 7.7 shall survive the termination of this Agreement, the satisfaction or discharge of the Units and/or the Separate Notes and/or the resignation or removal of the Agent.

            SECTION 7.8 CORPORATE AGENT REQUIRED; ELIGIBILITY.

            There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and having a Corporate Trust Office in the Borough of Manhattan, The City of New York, if there be such a corporation, qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            SECTION 7.9 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

            (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the


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      acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 7.10.

            (b) The Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

            (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Agent and the Company.

            (d)   If at any time:

                  (1) the Agent fails to comply with Section 310(b) of the TIA, as if the Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Unit for at least six months; or

                  (2) the Agent shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Company or by any such Holder; or

                  (3) the Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

      then, in any such case, (x) the Company by a Board Resolution may remove the Agent, or (y) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

            (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any reason, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of Section 7.10. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of itself and all others similarly


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      situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

            (f) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.

            SECTION 7.10 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

            (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent. On the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.

            (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

            (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

            SECTION 7.11 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

            Any Person into which the Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Agent then in office, any successor to such Agent shall adopt such authentication and execution and deliver the


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Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Units.

            SECTION 7.12 PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

            The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Registrar.

            SECTION 7.13 NO OBLIGATIONS OF AGENT.

            Except to the extent otherwise provided in this Agreement, the Agent assumes no obligation and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Unit thereunder. The Company agrees, and each Holder of a Certificate, by such Holder's acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article V.

            SECTION 7.14 TAX COMPLIANCE.

            (a) The Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

            (b) The Agent shall comply with any reasonable written direction timely received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.1(a)(2).

            (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.


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                                  ARTICLE VIII

                             SUPPLEMENTAL AGREEMENTS

            SECTION 8.1 SUPPLEMENTAL AGREEMENTS WITHOUT CONSENT OF HOLDERS.

      Without the consent of any Holders, the Company and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Agent, for any of the following purposes:

            (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates; or

            (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

            (c) to evidence and provide for the acceptance of appointment hereunder by a successor Agent; or

            (d) to make provision with respect to the rights of Holders pursuant to the requirements of Section 5.6(b) or 5.10; or

            (e) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

            SECTION 8.2 SUPPLEMENTAL AGREEMENTS WITH CONSENT OF HOLDERS.

            (a) With the consent of the Holders of not less than a majority of the outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company and the Agent, the Company, when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Units; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the consent of the Holder of each Outstanding Unit affected thereby:

                  (1)   change any Payment Date;


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                  (2)   change the amount or the type of Collateral required to
            be Pledged to secure a Holder's obligations under the Purchase Contract, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral (except for the rights of Holders of Normal Units to substitute the Treasury Securities for the Pledged Notes or Pledged Treasury Consideration or the rights of holders of Stripped Units to substitute Notes or appropriate Treasury Consideration for the Pledged Treasury Securities) or otherwise materially adversely affect the Holder's rights in or to such Collateral;

                  (3) reduce any Contract Adjustment Payments or any Deferred Contract Adjustment Payment, or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable or increase any amounts payable in respect of the Units or decrease any other amounts receivable by Holders in respect of the Units;

                  (4) impair the right to institute suit for the enforcement of any Purchase Contract, any Contract Adjustment Payment, if any, or any Deferred Contract Adjustment Payment, if any;

                  (5) reduce the number of Common Shares to be purchased pursuant to any Purchase Contract, increase the price to purchase Common Shares upon settlement of any Purchase Contract, change the Share Purchase Date or otherwise materially adversely affect the Holder's rights under any Purchase Contract; or

                  (6) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any such supplemental agreement;

      provided, that if any amendment or proposal referred to above would adversely affect only the Normal Units or the Stripped Units, then only the affected class of Holder as of the record date for the Holders entitled to vote thereon will be entitled to vote on or consent to such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; provided, however, that no such agreement, whether with or without the consent of Holders, shall affect Section 3.16.

                  (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.


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            SECTION 8.3 EXECUTION OF SUPPLEMENTAL AGREEMENTS.

            In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Agent shall enter into any such supplemental agreement which does not materially adversely affect the Agent's own rights, duties or immunities under this Agreement or otherwise.

            SECTION 8.4 EFFECT OF SUPPLEMENTAL AGREEMENTS.

            Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder shall be bound thereby.

            SECTION 8.5 REFERENCE TO SUPPLEMENTAL AGREEMENTS.

            Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for Outstanding Certificates.

                                   ARTICLE IX

               CONSOLIDATION, MERGER, SALE OR CONVEYANCE

            SECTION 9.1 COVENANT NOT TO MERGE, CONSOLIDATE, SELL OR CONVEY PROPERTY EXCEPT UNDER CERTAIN CONDITIONS.

            The Company covenants that, so long as any Units are outstanding, it will not (a) merge with or into or consolidate with any other Person or (b) sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or group of affiliated Persons in one transaction or a series of related transactions, unless (i) either the Company shall be the continuing entity, or the successor (if other than the Company) shall be a Person, other than an individual, organized and existing under the laws of Bermuda or the United States of America or a State thereof or the District of Columbia and such Person shall expressly assume all the obligations of the Company under the Purchase Contracts, the guarantees of the Notes, this Agreement, the


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Remarketing Agreement and the Pledge Agreement by one or more supplemental agreements in form reasonably satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such Person, and (ii) the Company or such successor, as the case may be, shall not, immediately after such merger or consolidation, or such sale, assignment, transfer, lease or conveyance, be in default in the performance of any covenant or condition hereunder, under any of the Purchase Contracts, under the Remarketing Agreement or under the Pledge Agreement.

            SECTION 9.2 RIGHTS AND DUTIES OF SUCCESSOR CORPORATION.

            (a) In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor entity in accordance with Section 9.1, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Certificates evidencing Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Agent for authentication, execution on behalf of the Holder and delivery, and any Certificate evidencing Units which such successor entity thereafter shall cause to be signed and delivered to the Agent for that purpose. All the Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

            (b) In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Units thereafter to be issued as may be appropriate.

            SECTION 9.3 OPINION OF COUNSEL GIVEN TO AGENT.

            The Agent, subject to Sections 7.1 and 7.3, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such consolidation, merger, sale, assignment, transfer, lease or conveyance have been met.


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                                   ARTICLE X

                                    COVENANTS

            SECTION 10.1 PERFORMANCE UNDER PURCHASE CONTRACTS.

            The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

            SECTION 10.2 MAINTENANCE OF OFFICE OR AGENCY.

            (a) The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Certificates may be presented or surrendered for acquisition of Common Shares upon settlement of the Purchase Contracts on any Settlement Date and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or reestablishment of Normal Units and where notices and demands to or upon the Company in respect of the Units and this Agreement may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

            (b) The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Units the Corporate Trust Office and appoints the Agent at its Corporate Trust Office as paying agent in such city.

            SECTION 10.3 COMPANY TO RESERVE COMMON SHARES.

            The Company shall at all times prior to the Share Purchase Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares the full number of Common Shares issuable against tender of


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payment in respect of all Purchase Contracts constituting a part of the Units evidenced by Outstanding Certificates.

            SECTION 10.4 COVENANTS AS TO COMMON SHARES.

            The Company covenants that all Common Shares which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              PLATINUM UNDERWRITERS HOLDINGS, LTD.



                              By: ___________________________________
                                  Name:
                                  Title:

                              JPMORGAN CHASE BANK,
                              as Purchase Contract Agent



                              By: ___________________________________
                                  Name:
                                  Title:

                                    EXHIBIT A
                        FORM OF NORMAL UNITS CERTIFICATE
                       (FORM OF GLOBAL CERTIFICATE LEGEND)

            [THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED ON THE REVERSE HEREOF) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

            Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein. ]

               (Form of Face of Normal Units Certificate)

                  Platinum Underwriters Holdings, Ltd.

         ___% Adjustable Conversion Rate Equity Security Units

No._______________                    CUSIP No.
Number of Normal Units __________

            This Normal Units Certificate certifies that _____ is the registered Holder of the number of Normal Units set forth above. Each Normal Unit represents (i) either (a) a 1/40, or 2.5%, beneficial ownership interest of the Holder in one % Senior Note due 2007 (the "Note") of Platinum Underwriters Finance, Inc., a Delaware corporation, having a principal amount of $1,000, subject to the Pledge of such Note by such Holder pursuant to the Pledge Agreement, or (b) if the Note has been remarketed by the Remarketing Agent (or if the Holder has elected not to have the Note remarketed or a Tax Event Redemption has occurred), the appropriate Treasury Consideration, subject to the Pledge of such Treasury Consideration by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with Platinum Underwriters Holdings, Ltd., a Bermuda corporation (the "Company"). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

            Pursuant to the Pledge Agreement, the interest in the Note or the appropriate Treasury Consideration, as the case may be, constituting part of each Normal Unit evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a part of such Normal Unit to purchase Common Shares of the Company. Prior to the purchase of Common Shares under each Purchase Contract, such Purchase Contracts shall not entitle the Holders of Normal Units Certificates to any of the rights of a holder of Common Shares, including without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders, or for the election of directors of the Company or for any other matter or any other rights whatsoever as stockholder of the Company.

            The Pledge Agreement provides that all payments in respect of the Pledged Notes or Pledged Treasury Consideration received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of (A) quarterly cash distributions on Normal Units which include Pledged Notes or Pledged Treasury Consideration and (B) any payments in respect of the Notes or Treasury Consideration, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by the Agent, no later than 10:00 a.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 9:00 a.m., New York City time, on a Business Day, then such payment shall be made no later than 9:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments in respect of any Pledged Notes or Pledged Treasury Consideration, as the case may be, to be paid upon settlement of such Holder's obligations to purchase Common Shares under the Purchase Contract, to the Company on the Share Purchase Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Normal Units of which such Pledged Notes or Pledged Treasury Consideration are a part under the Purchase Contracts forming a part of such Normal Units. Quarterly distributions on Normal Units which include Pledged Notes or Pledged Treasury Consideration which are payable quarterly in arrears on -, -, -, and - each year, commencing -, 2002 (a "Payment Date"), shall, subject to receipt thereof by the Agent from the Collateral Agent, be paid to the Person in whose name this Normal Units Certificate (or a Predecessor Normal Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

            Each Purchase Contract evidenced hereby obligates the Holder of this Normal Units Certificate to purchase, and the Company to sell, on -, 2005 (the "Share Purchase Date"), at a price equal to $25 (the "Stated Amount"), a number of Common Shares, $0.01 par value per share ("Common Shares"), of the Company, equal to the Settlement Rate, unless on or prior to the Share Purchase Date there shall have occurred a Termination Event or an Early Settlement or Merger Early Settlement with respect to the Normal Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement, as defined and more fully described on the reverse hereof. The

Purchase Price (as defined herein) for the Common Shares purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Share Purchase Date by application of payments received in respect of the Pledged Notes or the Pledged Treasury Consideration pledged to secure the obligations of the Holder under such Purchase Contract.

            Payments on the Notes or the appropriate Treasury Consideration will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Normal Units Register or by wire transfer to an account specified by the Company.

            The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Normal Unit evidenced hereby an amount (the "Contract Adjustment Payments") equal to -% per year of the Stated Amount, computed on the basis of a 360-day year of twelve 30-day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof (provided that if on any date on which Contract Adjustment Payments are to be made on the Purchase Contracts is not a Business Day, then payment of the Contract Adjustment Payments payable on that date will be made on the next succeeding day which is a Business Day, and no interest or payment will be paid in respect of the delay, except that if such next succeeding Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business
Day). Such Contract Adjustment Payments shall be payable to the Person in whose name this Normal Units Certificate (or a Predecessor Normal Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

            Contract Adjustment Payments will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Normal Units Register.

            Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Normal Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: ____________

                              PLATINUM UNDERWRITERS HOLDINGS, LTD.



                              By: __________________________________
                                  Name:
                                  Title:


                              HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase
                              Contracts evidenced hereby)

                              By: JPMORGAN CHASE BANK,
                                  not individually but solely as
                                  Attorney-in-Fact of such Holder

                                  By:_______________________________
                                     Name:
                                     Title:

                 AGENT'S CERTIFICATE OF AUTHENTICATION

            This is one of the Normal Units Certificates referred to in the within mentioned Purchase Contract Agreement.

                                  JPMORGAN CHASE BANK,
                                  as Purchase Contract Agent


Dated:__________________          By:__________________________________

                                     Authorized Officer

                  (Form of Reverse of Normal Units Certificate)

            Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of -, 2002 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company, and the Holders and of the terms upon which the Normal Units Certificates are, and are to be, executed and delivered. All defined terms used but not defined in this Certificate have the meanings ascribed to them in the Purchase Contract Agreement.

            Each Purchase Contract evidenced hereby obligates the Holder of this Normal Units Certificate to purchase, and the Company to sell, on the Share Purchase Date at a price equal to $25 (the "Purchase Price"), a number of Common Shares of the Company equal to the Settlement Rate, unless, on or prior to the Share Purchase Date, there shall have occurred a Termination Event or a Cash Settlement, Early Settlement or Merger Early Settlement with respect to the Unit of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $- (the "Threshold Appreciation Price"), - Common Shares per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $-, the number of Common Shares per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is equal to or less than $-, - Common Shares per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional Common Shares will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

            The "Applicable Market Value" means the average of the Closing Price per Common Share on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Share Purchase Date or, in the event of a Cash Merger, the Cash Merger Date.

            The "Closing Price" of the Common Shares on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Shares on the New York Stock Exchange (the "NYSE") on such date or, if the Common Shares are not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Shares are so listed, or if the Common Shares are not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Shares are not so reported, the last quoted bid price for the Common Shares in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Shares on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

            A "Trading Day" means a day on which the Common Shares (A) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Shares at the close of business on such day.

            Each Purchase Contract evidenced hereby may be settled prior to the Share Purchase Date through Cash Settlement, Early Settlement or Merger Early Settlement, in accordance with the terms of the Purchase Contract Agreement.

            In accordance with the terms of the Purchase Contract Agreement, the Holder of this Normal Units Certificate shall pay the Purchase Price for the Common Shares purchased pursuant to each Purchase Contract evidenced hereby (i) by effecting a Cash Settlement, an Early Settlement or Merger Early Settlement,
(ii) by application of payments received in respect of the Pledged Treasury Consideration acquired from the proceeds of a remarketing of the related Pledged Notes underlying the Normal Units represented by this Normal Units Certificate as contemplated by Section 5.4 of the Purchase Contract Agreement or (iii) if the Holder has elected not to participate in the remarketing, by application of payments received in respect of the Pledged Opt-out Treasury Consideration deposited by such Holder in respect of such Purchase Contract or (iv) if a Tax Event Redemption has occurred prior to the successful remarketing of the Notes as contemplated by Section 5.4 of the Purchase Contract Agreement, by application of payments received in respect of the Pledged Treasury Consideration purchased by the Collateral Agent on behalf of the Holder of this Normal Units Certificate. If, as provided in the Purchase Contract Agreement, upon the occurrence of a Last Failed Remarketing the Collateral Agent, for the benefit of the Company, exercises its rights as a secured creditor with respect to the Pledged Notes related to this Normal Units Certificate, any accrued and unpaid interest on such Pledged Notes will become payable by the Company to the Holder of this Normal Units Certificate in the manner provided for in the Purchase Contract Agreement.

            The Company shall not be obligated to issue any Common Shares in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the Common Shares to be purchased thereunder in the manner herein set forth.

            Under and subject to the terms of the Pledge Agreement and the Purchase Contract Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes, but only to the extent instructed by the Holders as described below. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Holders of Normal Units a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each such Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Pledged Notes constituting a part of such Holder's Normal Units and (c) stating the manner in which such instructions may be given. Upon the written request of any Holder of Normal Units on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests the maximum number of Pledged Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Normal Unit, the Agent shall abstain from voting the Pledged Note evidenced by such Normal Unit.

            The Normal Units Certificates are issuable only in registered form and only in denominations of a single Normal Unit and any integral multiple thereof. The transfer of any Normal Units Certificate will be registered and Normal Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Normal Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange of a Normal Units Certificate, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges not involving any transfer as provided for in the Purchase Contract Agreement. The Holder of a Normal Unit may substitute for the Pledged Notes or Pledged Treasury Consideration securing its obligations under the related Purchase Contract Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Unit for which such Pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "Stripped Unit." A Holder that elects to substitute Treasury Securities for Pledged Notes or Pledged Treasury Consideration, thereby creating Stripped Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Normal Unit remains in effect, such Normal Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal Units in respect of the Pledged Note or Pledged Treasury Consideration and Purchase Contract comprising such Normal Unit may be acquired, and may be transferred and exchanged, only as a Normal Unit.

            A Holder of Stripped Units may reestablish Normal Units at any time from and after the date of the Purchase Contract Agreement and on or prior to the second Business Day immediately preceding the Share Purchase Date by depositing with the Collateral Agent the Notes or the appropriate Treasury Consideration in exchange for the release of the Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

            Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the Normal Units Certificate (or one or more Predecessor Normal Units Certificates) evidencing such Purchase Contract is registered on the Normal Units Register at the close of business on the Record Date next preceding such Payment Date. The Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Normal Units Register or by wire transfer to the account designated by such Person in writing.

            The Company shall have the right, at any time prior to the Share Purchase Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer each such Contract Adjustment Payments as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, accrue additional Contract Adjustment Payments thereon at the rate of -% per year (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments, if any, accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Share Purchase Date and no such deferral period may end other than on a Payment Date.

            In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Share Purchase Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

            The Company's obligations with respect to Contract Adjustment Payments (including any accrued or Deferred Contract Adjustment Payments) will be Subordinated and junior in right of payment to the Company's obligations under any Senior indebtedness.

            In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Share Purchase Date, the Holder of this Normal Units Certificate will receive on the Share Purchase Date, in lieu of a cash payment, a number of Common Shares (in addition to the number of Common Shares equal to the Settlement Rate) equal to (i) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Normal Units Certificate divided by (ii) the Applicable Market Value.

            In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not, and will not permit any subsidiary of the

Company to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's Capital Stock other than (i) purchases, redemptions or acquisitions of shares of the Company's Capital Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its rights to defer the Contract Adjustment Payments; (ii) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock; (iii) the purchase of fractional interests in shares of any series of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged; (iv) dividends or distributions in any series of the Company's Capital Stock (or rights to acquire Capital Stock) or repurchases, acquisitions or redemptions of the Company's Capital Stock in connection with the issuance or exchange of any series of the Company's Capital Stock (or securities convertible into or exchangeable for shares of the Company's Capital Stock); or (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future.

            The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive accumulated Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments and the obligations of the Holders to purchase Common Shares, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Share Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Normal Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Notes or Pledged Treasury Consideration from the Pledge in accordance with the provisions of the Pledge Agreement.

            Upon registration of transfer of this Normal Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement, the Purchase Contracts evidenced hereby and the Pledge Agreement and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Purchase Contracts evidenced by this Normal Units Certificate and the Pledge Agreement. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

            The Holder of this Normal Units Certificate, by its acceptance hereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Normal Units evidenced hereby on his behalf as his attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform such Holder's obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on such Holder's behalf as attorney-in-fact, and consents to the Pledge of the Notes or the appropriate Treasury Consideration underlying this Normal Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Notes or the Pledged Treasury Consideration to be paid upon settlement of such Holder's obligations to purchase Common Shares under the Purchase Contract, shall be paid on the Share Purchase Date by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments. The obligations of each Holder to pay the Purchase Price are non-recourse obligations and except to the extent paid by Cash Settlement, Early Settlement or Merger Early Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between such payments and the Purchase Price. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue any Common Shares in respect of a Purchase Contract or deliver any certificates therefor to the Holder of the related Unit unless the Company shall have received payment in full of the aggregate Purchase Price for the Common Shares to be purchased thereunder by such Holder in the manner herein set forth.

            Each Holder of any Unit, and each Beneficial Owner thereof, by its acceptance thereof or of its interest therein, further agrees to treat (i) itself as the owner of the related Notes, Treasury Consideration or Treasury Securities, as the case may be, and (ii) the Notes as indebtedness of Platinum Underwriters Finance, Inc. in each case, for United States federal, state and local income and franchise tax purposes.

            Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

            The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

            The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Normal Units Certificate is registered as the owner of the Normal Units evidenced hereby _______ quarterly payments of ____for the purpose of receiving quarterly payments of interest on the Notes or the Treasury Consideration, as the case may be, receiving payments of Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent, such Affiliates nor any such agent shall be affected by notice to the contrary.

            The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of Common Shares.

            A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                as tenants in common

UNIF GIFT MIN ACT -      Custodian

                         --------------------------------
                         (cust)                  (minor)


                         Under Uniform Gifts to Minors Act

                         --------------------------------
                                     (State)


TEN ENT -                as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common


Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------



(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------



(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Normal Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Normal Units Certificates on the books of Platinum Underwriters Holdings, Ltd. with full power of substitution in the premises.


Dated:                        Signature:
       -----------------                 ------------------------------

                                 NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Normal Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
                     -------------------------------------------------

                             SETTLEMENT INSTRUCTIONS

            The undersigned Holder directs that a certificate for Common Shares deliverable upon settlement on or after the Share Purchase Date of the Purchase Contracts underlying the number of Normal Units evidenced by this Normal Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                Signature:
      ------------------                         ----------------------------
                                      Signature Guarantee:
                                                           ------------------
                                      (if assigned to another person)


If shares are to be registered in       REGISTERED HOLDER
the name of and delivered to a
Person other than the Holder,           Please print name and address of
please (i) print such Person's          Registered Holder:
name and address and (ii) provide
a guarantee of your signature:


------------------------------------    -----------------------------------
               Name                                    Name


------------------------------------    -----------------------------------
              Address                                Address




Social Security or other Taxpayer
Identification Number, if any

                            ELECTION TO SETTLE EARLY

            The undersigned Holder of this Normal Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Normal Units evidenced by this Normal Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Normal Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for Common Shares deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Normal Units Certificate representing any Normal Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Notes or Pledged Treasury Consideration deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If Common Shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                Signature:
       -----------                               ---------------------------
Signature Guarantee:                  Signature Guarantee:
                     ---------------                       -----------------

            Number of Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If Common Shares are to be              REGISTERED HOLDER
registered in the name of and
delivered to and Pledged Notes or       Please print name and address of
Pledged Treasury Consideration are      Registered Holder:
to be transferred to a Person
other than the Holder, please
print such Person's name and
address:


------------------------------------    -----------------------------------
               Name                                    Name


------------------------------------    -----------------------------------
              Address                                Address




Social Security or other Taxpayer
Identification Number, if any

Transfer instructions for Pledged Notes or Pledged Treasury Consideration transferable upon Early Settlement or a Termination Event:

                [TO BE ATTACHED TO GLOBAL CERTIFICATES]

        SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

            The following increases or decreases in this Global Certificate have been made:

                                              STATED AMOUNT
                  AMOUNT OF      AMOUNT OF    OF THE GLOBAL
                 DECREASE IN    INCREASE IN    CERTIFICATE   SIGNATURE OF
                STATED AMOUNT  STATED AMOUNT    FOLLOWING     AUTHORIZED
                OF THE GLOBAL  OF THE GLOBAL  SUCH DECREASE  SIGNATORY OF
     DATE        CERTIFICATE    CERTIFICATE    OR INCREASE       AGENT
 ------------  --------------  -------------  --------------  -----------

                                    EXHIBIT B
                       FORM OF STRIPPED UNITS CERTIFICATE
                       (FORM OF GLOBAL CERTIFICATE LEGEND)

            [THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF A CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

            Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]


               Form of Face of Stripped Units Certificate

No.                                   CUSIP No.
Number of Stripped Units


            This Stripped Units Certificate certifies that _________ is the registered Holder of the number of Stripped Units set forth above. Each Stripped Unit represents (i) a 1/40 undivided beneficial ownership interest in a Treasury Security, subject to the Pledge of such interest in such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with platinum Underwriters Holdings, Ltd., a Bermuda corporation (the "Company"). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

            Pursuant to the Pledge Agreement, the Treasury Security constituting part of each Stripped Unit evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a part of such Stripped Unit to purchase Common Shares of the Company. Prior to the purchase of Common Shares under each Purchase Contract, such Purchase Contracts shall not entitle the Holders of Normal Units Certificates to any of the rights of a holder of Common Shares, including without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders, or for the election of directors of the Company or for any other matter or any other rights whatsoever as stockholder of the Company.

            Each Purchase Contract evidenced hereby obligates the Holder of this Stripped Units Certificate to purchase, and the Company to sell, on -, 2005 (the "Share Purchase Date"), at a price equal to $25 (the "Stated Amount"), a number of Common Shares, $0.01 par value per share ("Common Shares"), of the Company, equal to the Settlement Rate, unless on or prior to the Share Purchase Date there shall have occurred a Termination Event or an Early Settlement or Merger Early Settlement with respect to the Stripped Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The Purchase Price (as defined herein) for the Common Shares purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Share Purchase Date by application of payments received in respect of the Pledged Treasury Securities pledged to secure the obligations of the Holder under such Purchase Contract in accordance with the terms of the Pledge Agreement.

            The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Stripped Unit evidenced hereby an amount (the "Contract Adjustment Payments") equal to -% per year of the Stated Amount, computed on the basis of a 360-day year of twelve 30-day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof (provided that if on any date on which Contract Adjustment Payments are to be made on the Purchase Contracts is not a Business Day, then payment of the Contract Adjustment Payments payable on that date will be made on the next succeeding day which is a Business Day, and no interest or payment will be paid in respect of the delay, except that if such next succeeding Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business
Day). Such Contract Adjustment Payments shall be payable to the Person in whose name this Stripped Units Certificate (or a Predecessor Stripped Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

            Contract Adjustment Payments will be payable at the office of the Agent in the City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Normal Units Register.

            Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Stripped Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  ____________

                              PLATINUM UNDERWRITERS HOLDINGS, LTD.


                              By: ____________________________________
                                  Name:
                                  Title:


                              HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase
                              Contracts evidenced hereby)

                              By: JPMORGAN CHASE BANK, not individually
                                  but solely as Attorney-in-Fact of
                                  such Holder


                                  By:_________________________________
                                     Name:
                                     Title:

            AGENT'S CERTIFICATE OF AUTHENTICATION

            This is one of the Stripped Units Certificates referred to in the within-mentioned Purchase Contract Agreement.

                                    JPMORGAN CHASE BANK,
                                    as Purchase Contract Agent


                                    By:____________________________
                                       Authorized Officer

            (Form of Reverse of Stripped Units Certificate)

            Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of -, 2002 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Stripped Units Certificates are, and are to be, executed and delivered.

            Each Purchase Contract evidenced hereby obligates the Holder of this Stripped Units Certificate to purchase, and the Company to sell, on the Share Purchase Date at a price equal to $25 (the "Purchase Price"), a number of Common Shares of the Company equal to the Settlement Rate, unless, on or prior to the Share Purchase Date, there shall have occurred a Termination Event or a Cash Settlement, an Early Settlement or Merger Early Settlement with respect to the Unit of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $- (the "Threshold Appreciation Price"), - Common Shares per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $-, the number of Common Shares per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is equal to or less than $-, - Common Shares per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional Common Shares will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

            The "Applicable Market Value" means the average of the Closing Price per Common Share on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Share Purchase Date or in the event of a Cash Merger, the Cash Merger Date.

            The "Closing Price" of the Common Shares on any date of determination means the closing sale price (or, if no sale closing price is reported, the last reported sale price) of the Common Shares on the New York Stock Exchange (the "NYSE") on such date or, if the Common Shares are not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Shares are so listed, or if the Common Shares are not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Shares are not so reported, the last quoted bid price for the Common Shares in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Shares on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

            A "Trading Day" means a day on which the Common Shares (A) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Shares at the close of business of such day.

            Each Purchase Contract evidenced hereby may be settled prior to the Share Purchase Date through Cash Settlement, Early Settlement or Merger Early Settlement, in accordance with the terms of the Purchase Contract Agreement.

            In accordance with the terms of the Purchase Contract Agreement, the Holder of this Stripped Units Certificate shall pay the Purchase Price for the Common Shares purchased pursuant to each Purchase Contract evidenced hereby (i) by effecting a Cash Settlement, an Early Settlement or Merger Early Settlement or (ii) by application of payments received in respect of the Pledged Treasury Securities underlying the Stripped Units represented by this Stripped Units Certificate.

            The Company shall not be obligated to issue any Common Shares in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the Common Shares to be purchased thereunder in the manner herein set forth.

            The Stripped Units Certificates are issuable only in registered form and only in denominations of a single Stripped Unit and any integral multiple thereof. The transfer of any Stripped Units Certificate will be registered and Stripped Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Stripped Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange of a Stripped Units Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges not involving any transfer as provided for in the Purchase Contract Agreement. The Holder of a Stripped Unit may substitute for the Pledged Treasury Securities securing its obligations under the related Purchase Contract Notes or the appropriate Treasury Consideration in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Unit for which such Pledged Notes or Pledged Treasury Consideration secures the Holder's obligation under the Purchase Contract shall be referred to as a "Normal Unit." A Holder that elects to substitute Notes or the appropriate Treasury Consideration for Pledged Treasury Securities, thereby reestablishing Normal Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Stripped Unit remains in effect, such Stripped Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Stripped Unit in respect of the Pledged Treasury Security and the Purchase Contract comprising such Stripped Unit may be acquired, and may be transferred and exchanged, only as a Stripped Unit.

            A Holder of Normal Units may establish Stripped Units at any time from and after the date of the Purchase Contract Agreement and on or prior to the second Business Day immediately preceding the Share Purchase Date by depositing with the Collateral Agent Treasury Securities in exchange for the release of the Pledged Notes or the appropriate Pledged Treasury Consideration in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

            Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the Stripped Units Certificate (or one or more Predecessor Stripped Units Certificates) evidencing such Purchase Contract is registered on the Stripped Units Register at the close of business on the Record Date next preceding such Payment Date. Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Stripped Units Register or by wire transfer to the account designated by such Person in writing.

            The Company shall have the right, at any time prior to the Share Purchase Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer each such Contract Adjustment Payments as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, accrue additional Contract Adjustment Payments thereon at the rate of -% per year (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments, if any, accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Share Purchase Date and no such deferral period may end other than on a Payment Date.

            In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Share Purchase Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

            In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Share Purchase Date, the Holder of this Stripped Units Certificate will receive on the Share Purchase Date, in lieu of a cash payment, a number of Common Shares (in addition to the number of Common Shares equal to the Settlement Rate) equal to (i) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Stripped Units Certificate divided by (ii) the Applicable Market Value.

            In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not, and will not permit any subsidiary of the Company to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's Capital Stock other than (i) purchases, redemptions or acquisitions of shares of the Company's Capital Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its rights to defer the Contract Adjustment Payments; (ii) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock; (iii) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged; (iv) dividends or distributions in any series of the Company's Capital Stock (or rights to acquire Capital Stock) or repurchases, acquisitions or redemptions of the Company's Capital Stock in connection with the issuance or exchange of any series of the Company's Capital Stock (or securities convertible into or exchangeable for shares of the Company's Capital Stock); or (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future.
            The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive accumulated Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments, and the obligations of the Holders to purchase Common Shares, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Share Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two business days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Stripped Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement.

            Upon registration of transfer of this Stripped Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement, the Purchase Contracts evidenced hereby and the Pledge Agreement and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Purchase Contracts evidenced by this Stripped Units Certificate and the Pledge Agreement. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

            The Holder of this Stripped Units Certificate, by its acceptance hereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Stripped Units evidenced hereby on his behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform such Holder's obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on such Holder's behalf as attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Stripped Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Treasury Securities, to be paid upon settlement of such Holder's obligations to purchase Common Shares under the Purchase Contract, shall be paid on the Share Purchase Date by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments. The obligations of each Holder to pay the Purchase Price are non-recourse obligations and except to the extent paid by Early Settlement or Merger Early Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between such payments and the Purchase Price.

            Each Holder of any Unit, and each Beneficial Owner thereof, by its acceptance thereof or of its interest therein, further agrees to treat (i) itself as the owner of the related Notes, Treasury Consideration or Treasury Securities, as the case may be, and (ii) the Notes as indebtedness of the Platinum Underwriters Finance, Inc., in each case, for United States federal, state and local income and franchise tax purposes.

            Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

            The Purchase Contracts shall for all purposes be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

            The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Stripped Units Certificate is registered as the owner of the Stripped Units evidenced hereby for the purpose of receiving any Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent, such Affiliate, nor any such agent shall be affected by notice to the contrary.

            The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of Common Shares.

            A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                as tenants in common

UNIF GIFT MIN ACT -      Custodian

                         --------------------------------
                         (cust)                  (minor)


                         Under Uniform Gifts to Minors Act

                         --------------------------------
                                     (State)


TEN ENT -                as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common


Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-----------------------------------------------------------------------

-----------------------------------------------------------------------



(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

-----------------------------------------------------------------------

-----------------------------------------------------------------------


(Please Print or Type Name and Address Including Postal Zip Code of
Assignee)

the within Stripped Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Stripped Units Certificates on the books of Platinum Underwriters Holdings, Ltd. with full power of substitution in the premises.

Dated:                             Signature:
       -----------------                      -------------------------

                                   NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Stripped Units Certificates in every particular, without alteration or enlargement or any change whatsoever.


Signature Guarantee:
                     --------------------------------------------------

                             SETTLEMENT INSTRUCTIONS

            The undersigned Holder directs that a certificate for Common Shares deliverable upon settlement on or after the Share Purchase Date of the Purchase Contracts underlying the number of Stripped Units evidenced by this Stripped Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                Signature:
       --------------                            ------------------------------
                                      Signature Guarantee:
                                                           --------------------
                                      (if assigned to another person)


If shares are to be registered in        REGISTERED HOLDER
the name of and delivered to a
Person other than the Holder,            Please print name and address of
please (i) print such Person's           Registered Holder:
name and address and (ii) provide
a guarantee of your signature:


------------------------------------    -----------------------------------
               Name                                    Name


------------------------------------    -----------------------------------
              Address                                Address




Social Security or other Taxpayer
Identification Number, if any

                            ELECTION TO SETTLE EARLY

            The undersigned Holder of this Stripped Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Stripped Units evidenced by this Stripped Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Stripped Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for Common Shares deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Stripped Units Certificate representing any Stripped Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                              Signature:
       -----------                             ------------------------------
                                    Signature Guarantee:
                                                         --------------------

            Number of Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If Common Shares are to be in           REGISTERED HOLDER
the name of and delivered to
and Pledged Treasury Securities         Please print name and address of
are to be transferred to a Person       Registered Holder:
other than the Holder, please
print such Person's name and
address:


------------------------------------    -----------------------------------
               Name                                    Name


------------------------------------    -----------------------------------
              Address                                Address




Social Security or other Taxpayer
Identification Number, if any

Transfer instructions for Pledged Treasury Securities, transferable upon Early Settlement or a Termination Event:

                [TO BE ATTACHED TO GLOBAL CERTIFICATES]

        SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

            The following increases or decreases in this Global Certificate have been made:

                                              STATED AMOUNT
                  AMOUNT OF      AMOUNT OF    OF THE GLOBAL
                 DECREASE IN    INCREASE IN    CERTIFICATE   SIGNATURE OF
                STATED AMOUNT  STATED AMOUNT    FOLLOWING     AUTHORIZED
                OF THE GLOBAL  OF THE GLOBAL  SUCH DECREASE   OFFICER OF
     DATE        CERTIFICATE    CERTIFICATE    OR INCREASE       AGENT
 -----------  ---------------  -------------  -------------  -------------

                                    EXHIBIT C

                   INSTRUCTION FROM PURCHASE CONTRACT AGENT TO
                                COLLATERAL AGENT

State Street Bank
-
-
-

Attention: -

            Re:   Equity Security Units of Platinum Underwriters
                  HOLDINGS, LTD.  (THE "COMPANY")

            We hereby notify you in accordance with Section 4.1 of the Pledge Agreement, dated as of -, 2002, among the Company, you, as Collateral Agent, Custodial Agent and Securities Intermediary, and us, as Purchase Contract Agent and as attorney-in-fact for the holders of [Normal Units] [Stripped Units] from time to time, that the holder of securities listed below (the "Holder") has elected to substitute [$ _______ aggregate principal amount of Treasury Securities (CUSIP No. _____)] [$_______ principal amount of Notes or the appropriate Treasury Consideration, as the case may be,] in exchange for the related [Pledged Notes or Pledged Treasury Consideration] [Pledged Treasury Securities (CUSIP No. ____),] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has transferred [Treasury Securities] [Notes or the appropriate Treasury Consideration] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Notes or Pledged Treasury Consideration], and upon the payment by such Holder of any applicable fees, to release the [Notes or Treasury Consideration, as the case may be,] [Treasury Securities] related to such [Normal Units] [Stripped Units] to us in accordance with the Holder's instructions.

Date:
      -----------------

                              JPMORGAN CHASE BANK, As Purchase Contract Agent under the Purchase Contract Agreement, dated as of -, 2002, between the Company and the Purchase Contract Agent

                              By:
                                  -----------------------------------
                                  Name:
                                  Title:

Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Notes or Treasury Consideration, as the case may be,] for the [Pledged Notes or Pledged Treasury Consideration, as the case may be,] [Pledged Treasury Securities]:

      Name



      Address




Social Security or other Taxpayer
Identification Number, if any

                                    EXHIBIT D

                 INSTRUCTION TO PURCHASE CONTRACT AGENT

JPMorgan Chase Bank
450 West 33rd Street
New York, New York 10001

Attn: Institutional Trust Services

            Re:   Equity Security Units of Platinum Underwriters
                  Holdings, Ltd. (The "Company")
                  -----------------------------------------------

            The undersigned Holder hereby notifies you, as Purchase Contract Agent under the Purchase Contract Agreement, dated as of -, 2002, between the Company and you, that it has delivered to State Street Bank, as Collateral Agent, Custodial Agent and Securities Intermediary [$_________ aggregate principal amount of Treasury Securities] [$_________ principal amount of Notes or the appropriate Treasury Consideration, as the case may be,] in exchange for the related [Pledged Notes or Pledged Treasury Consideration, as the case may be,] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section 4.1 of the Pledge Agreement, dated as of -, 2002, among you, the Company and the Collateral Agent. The undersigned Holder has paid the Collateral Agent all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes or Pledged Treasury Consideration, as the case may be,] [Pledged Treasury Securities] related to such [Normal Units] [Stripped Units].

Date:
                                      By:
                                         -------------------------------------

                                      Signature Guarantee:
                                                          --------------------
Dated:

Please print name and address of Registered Holder:

Name                                  Social Security or other Taxpayer
                                      Identification Number, if any

Address